SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. __)

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☐	Soliciting Material Pursuant to § 240.14a-12

ATS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ATS CORPORATION
7925 Jones Branch Drive
McLean, Virginia 22102
(571) 766-2400

March 24, 2009

Dear Fellow Stockholder:

On behalf of your Board of Directors, you are cordially invited to attend the Annual Meeting of Stockholders of ATS Corporation. Your Company’s Annual Meeting will be held on May 5, 2009 at the ATS Corporation headquarters, 7925 Jones Branch Drive, McLean, Virginia 22102 at 9:30 a.m., local time. The location is accessible to handicapped persons.

The Notice of Meeting and proxy statement appearing on the following pages describe the matters to be voted on at the meeting.

Under rules recently adopted by the Securities and Exchange Commission, we are now furnishing proxy materials on the Internet. Instructions on how to access and review the proxy materials on the Internet can be found on the Notice of Internet Availability of Proxy Materials (the “Notice”) sent to all stockholders. The Notice will also include instructions for stockholders on how to access the proxy card to vote over the Internet.

Your Vote is Important.  We urge you to participate in ATS Corporation’s Annual Meeting. Whether or not you plan to attend, I hope that you will vote as soon as possible. Please review the instructions on each of your voting options described in the Proxy Statement and the Notice you received in the mail. Regardless of the size of your investment, your vote is important, so please act at your earliest convenience.

We appreciate your participation, support and interest in the Company.

Sincerely,
/s/ Edward H. BersoffEdward H. Bersoff
Chairman and Chief Executive Officer

ATS CORPORATION
7925 Jones Branch Drive
McLean, Virginia 22102
(571) 766-2400

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 5, 2009

The Annual Meeting of Stockholders of ATS Corporation will be held at the ATS Corporation headquarters, 7925 Jones Branch Drive, McLean, Virginia 22102, on May 5, 2009, at 9:30 a.m., for the following purposes:

(1)	To elect three directors for terms expiring in 2012;
(2)	To approve an amendment to the ATS Corporation 2006 Omnibus Incentive Compensation Plan (the “Omnibus Plan”) to increase the number of shares authorized for issuance under the Omnibus Plan from 1,500,000 to 2,000,000;
(3)	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2009; and
(4)	To transact any other business that is properly brought before the meeting and any adjournment or postponement thereof.

We cordially invite you to attend the meeting. Stockholders of record at the close of business on March 16, 2009 are entitled to notice of and to vote at the meeting. This proxy statement and the accompanying proxy will be sent to stockholders by mail and/or posted electronically on or about March 25, 2009. For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, even if you plan to attend the meeting.

Thank you for your cooperation and continued support of ATS Corporation.

By Order of the Board of Directors

/s/ Pamela A. Little

Pamela A. Little
Corporate Secretary

McLean, Virginia
March 24, 2009

PROXY STATEMENT
for the
ANNUAL MEETING OF STOCKHOLDERS
of
ATS CORPORATION

i

ATS CORPORATION

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of ATS Corporation (“ATS” or the “Company”) to be used at the annual meeting of stockholders of the Company. The annual meeting will be held at 7925 Jones Branch Drive, McLean, Virginia 22102 on May 5, 2009 at 9:30 a.m., local time. Proxies may be solicited by the directors, officers and other employees of the Company in person or by telephone, telecopy or mail without additional compensation. The cost of soliciting proxies will be borne by the Company.

As permitted by the Securities and Exchange Commission (the “SEC”), the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record. All stockholders will have the ability to access the Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the SEC (the “Annual Report”) on a website referred to in the Notice or to request a printed set of these materials at no charge. Instructions on how to access these materials over the Internet or to request a printed copy may be found in the Notice.

In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.

GENERAL VOTING AND MEETING INFORMATION

What is the purpose of the annual meeting?

At our annual meeting, you will be asked to:

•	elect three directors to serve for terms expiring at our annual meeting in 2012;
•	approve an amendment to the ATS Corporation 2006 Omnibus Incentive Compensation Plan (the “Omnibus Plan”) to increase the number of shares authorized for issuance under the Omnibus Plan from 1,500,000 to 2,000,000;
•	ratify the appointment of Grant Thornton LLP as our independent registered public accountant; and
•	transact any other business that properly comes before the meeting.

What information is included in the proxy materials?

Proxy materials include (i) the proxy statement of our annual meeting, which includes the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our executive officers and other required information; and (ii) our 2008 annual report to stockholders, which includes our audited consolidated financial statements.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Under new rules adopted by the Securities and Exchange Commission, the Company is making this Proxy Statement and the Company’s Annual Report to Stockholders available on the Internet instead of mailing a printed copy of these materials to each stockholder. Stockholders who received a Notice by mail will not receive a printed copy of these materials other than as described below. Instead, the Notice contains instructions as to how stockholders may access and review all of the important information contained in the materials on the Internet, including how stockholders may submit proxies by telephone or over the Internet.

If you received the Notice by mail and would prefer to receive a printed copy of the Company’s proxy materials, please follow the instructions for requesting printed copies included in the Notice.

How can I access the proxy materials over the Internet?

Your notice about the Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how to view our proxy materials for the annual meeting on the Internet. Our proxy materials are also available on our website at www.proxyvote.com.

Your notice of Internet availability of proxy materials, proxy card or voting instruction card will contain instructions on how you may request to access proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials.

What is the ATS Board’s voting recommendation?

ATS’ Board of Directors (the “Board”) recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the additional shares of common stock available under the ATS 2006 Omnibus Incentive Compensation Plan, and “FOR” the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountant.

Who is entitled to vote?

Holders of record of our common stock as of the close of business on March 16, 2009 are entitled to vote at the annual meeting. At that time, we had 22,574,521 outstanding shares of common stock. We have no other outstanding classes of stock that are entitled to vote at the annual meeting. Voting stockholders are entitled to one vote per share. These shares include shares that are (1) held directly in your name as the stockholder of record, including shares purchased through the ATS Employee Stock Purchase Plan and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

What if I hold shares directly?

If your shares are registered directly in your name with the ATS transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and the Notice, and if requested, the proxy materials are being sent to you directly. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, including Edward Smith, Peter Schulte, Joseph Saponaro, and Joel Jacks, each members of the Board, or to vote in person at the annual meeting. If you requested printed copies of the proxy materials, ATS has included a proxy card for you to use. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the annual meeting?”

What if I hold shares indirectly?

If you hold shares in a stock brokerage account or through a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the annual meeting. However, you may not vote these shares in person at the annual meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares. You may also vote by Internet or by telephone as described below under the heading “How can I vote my shares without attending the annual meeting?” If you do not direct your broker how to vote, your broker is permitted to vote your shares, even if you do not furnish voting instructions.

Attending and voting at the annual meeting

Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to vote your shares in person at the annual meeting, please bring your Notice and proof of identification. If you are a beneficial owner of ATS common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you want to vote your shares of ATS common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Even if you plan to attend the annual meeting, ATS recommends that you vote your shares in advance as described below so your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote without attending the annual meeting by proxy. You can vote by proxy over the Internet or by telephone. Please follow the instructions provided in the Notice, or, if you requested printed materials, on the proxy card or voting instruction card you received.

Can I change my vote?

You have the right to revoke your proxy at any time before votes are counted at the meeting by:

•	entering a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date, which will automatically revoke your earlier voting instructions;
•	notifying us in writing at our corporate office and to the attention of Pamela A. Little, Corporate Secretary; or
•	voting in person at the meeting.

Attendance at the meeting will not in itself constitute revocation of your proxy.

What are the requirements and procedures for a quorum, abstentions and broker non-votes?

The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If a quorum is not present, the meeting will be adjourned until a quorum is present.

How many votes are needed for each proposal?

At this year’s annual meeting, stockholders will elect three directors to serve a term of three years. In voting on the election of directors, you may vote in favor of each nominee, withhold votes as to each nominee, or withhold votes as to a specific nominee. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

To be adopted, approval of the amendment to the ATS Corporation 2006 Omnibus Incentive Compensation Plan must receive the affirmative vote of a majority of the shares of common stock present in person or by proxy at the annual meeting and entitled to vote. Abstentions have the effect of negative votes. Broker non-votes will not be taken into account in determining the outcome of the adoption of this proposal.

In voting on the ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. The ratification of Grant Thornton LLP as the independent registered public accounting firm will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will have no effect on the voting.

How will voting on any other business be conducted?

We currently do not know of any business to be considered at the annual meeting other than the three proposals described in this proxy statement. If you grant a proxy, the persons named as proxy holders, including Edward Smith, Peter Schulte, Joseph Saponaro, and Joel Jacks, each members of the Board, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting.

Who will count the vote?

Representatives of Continental Stock Transfer & Trust Company will tabulate the votes and act as inspectors of election.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors

The Company conducts business through meetings of its Board of Directors and through activities of its committees. Our Board of Directors has four regularly scheduled meetings per year, and special meetings are called as the need arises. These meetings are usually held in our headquarters in McLean, Virginia. The Board met four times in 2008. Directors are expected to attend board meetings, our annual stockholders’ meeting, and the meetings of the committees on which they serve. All of the directors attended the annual meeting of stockholders held on May 7, 2008. During 2008, each director attended at least 75% of the total meetings of the Board of Directors and those committees on which he or she served.

Name of Director	Audit Committee	Compensation Committee
Non-Employee Directors:
Joel Jacks(1)	X
Ginger Lew(2)	X
Joseph Saponaro(3)	X	X*
Peter Schulte(4)		X
Edward J. Smith(5)	X*	X
Jack Tomarchio(6) As of August 2008		X
George Troendle(7) Until August 2008		X
Employee Directors:
Dr. Edward H. Bersoff(8)

*	Denotes Chairperson.
(1)	Mr. Jacks has served as a director since April 2005. Mr. Jacks served as the Company’s Chairman and Chief Executive Officer from April 2005 until January 2007.
(2)	Ms. Lew has served as a director since June 2007.
(3)	Mr. Saponaro has served as a director since May 2006.
(4)	Mr. Schulte has served as a director since April 2005. Mr. Schulte served as the President and Secretary of the Company from April 2005 until January 2007.
(5)	Mr. Smith has served as a director since May 2006.
(6)	Mr. Tomarchio has served as a director since August 2008.
(7)	Mr. Troendle served as a director since June 2007, until his appointment as the Company’s Executive Vice President and Chief Operating Officer effective on August 11, 2008.
(8)	Dr. Bersoff has served as a director since April 2005 and as Vice Chairman from April 2005 through January 2007 when he became Chairman and President.

Director Independence

The Board has affirmatively determined that all of the non-employee directors are independent directors in accordance with the rules of the Securities and Exchange Commission.

Board Committees

The Board has an Audit Committee and Compensation Committee, each composed of a majority of independent directors. Each committee has a charter that can be found in the “Investor Relations — Corporate Governance” portion of our website (www.atsc.com).

We intend ultimately to establish a Nominating and Corporate Governance Committee. The primary purpose of such committee will be to identify individuals qualified to become directors, recommend to the Board of Directors the candidates for election by stockholders or appointment by the Board of Directors to fill a vacancy, recommend to the Board of Directors the composition and chairs of Board of Directors committees, develop and recommend to the Board of Directors guidelines for effective corporate governance, and lead an annual review of the performance of the Board of Directors and each of its committees. Until such time as this Nominating and Corporate Governance Committee is formed, our Compensation Committee also serves in this capacity.

Audit Committee.  The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act, as amended. It is currently composed of Ms. Lew and Messrs. Smith, Saponaro and Jacks. Mr. Smith is the committee chair. The committee met five times during 2008. The Board has determined that each Audit Committee member is financially literate and has determined that Mr. Smith is an “audit committee financial expert” as defined under Securities and Exchange Commission rules and regulations by virtue of his background and experience. Each member of the Audit Committee is “independent” as defined by Rule 10A-3 under the Securities Exchange Act of 1934. We expect the Audit Committee to meet not less often than four times a year.

The Audit Committee appoints our independent registered public accounting firm, reviews the financial reports and related financial information provided by the Company to governmental agencies and the general public, reviews the Company’s system of internal and disclosure controls and the effectiveness of its control structure, and reviews the Company’s accounting, internal and external auditing and financial reporting processes. The Audit Committee also reviews other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. All of the non-audit services provided by the independent auditor were pre-approved by the Audit Committee in accordance with its pre-approval procedures. The Audit Committee’s report can be found under “Audit Committee Report” in this proxy statement.

Compensation Committee.  The Compensation Committee is currently composed of Messrs. Saponaro, Smith, Schulte and Tomarchio. Mr. Saponaro is the committee chair. The committee met three times during 2008. Mr. Troendle served on the Compensation Committee until his appointment as the Company’s Executive Vice President and Chief Operating Officer effective on August 11, 2008, corresponding with his resignation from the Board. The Board appointed Mr. Tomarchio as a new director and member of the Compensation Committee on August 18, 2008 to fill the vacancy that resulted from Mr. Troendle’s appointment.

The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to management, organization, performance, compensation and succession. In discharging its responsibilities, the Compensation Committee considers and authorizes our compensation philosophy, evaluates our senior management’s performance, and approves all material elements of the compensation of our executive officers. The Compensation Committee also reviews the administration of our incentive compensation, retirement and equity-based plans. See “Compensation Discussion and Analysis” for more information regarding the role of the Compensation Committee, management and compensation consultants in determining and/or recommending the amount or form of executive compensation. The report of the Compensation Committee required by the rules of Securities and Exchange Commission is included in this proxy statement. See “Compensation Committee Report.” In the absence of a Nominating and Corporate Governance Committee, the Compensation Committee also recommended to the Board of Directors the candidates for election at this year’s annual meeting of stockholders.

We expect the Compensation Committee to meet at least twice per year. Each member of the Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and an “outside director” under Section 162(m) of the Internal Revenue Code.

Compensation Committee Interlocks and Insider Participation

Messrs. Saponaro, Smith, Schulte and Tomarchio were members of the Compensation Committee for the year ended December 31, 2008. None of them is an officer or employee of the Company. Mr. Troendle served as a member of the Board of Directors and Compensation Committee from June 11, 2007 to August 11, 2008, prior to his appointment as Executive Vice President and Chief Operating Officer. None of our executive officers served as a member of the Board of Directors or compensation committee of another entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Process for Selecting and Nominating Directors

We do not yet maintain a standing nominating committee responsible for nominating director candidates or considering director nominees and accordingly do not yet maintain a Corporate Governance and Nominating Committee Charter. Nominees for the Board of Directors are currently recommended to the Board by a majority of the independent directors, who review the credentials of potential director candidates (including potential candidates recommended by stockholders, current directors or management) and conduct interviews and make formal recommendations to the Board for the annual and any interim election of directors. In making its recommendations, a variety of factors are considered including skills, diversity, experience with business and other organizations of comparable size, the interplay of the candidate’s experience with the familiarity and background of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

On February 11, 2009, the Board approved amendments to the Company’s by-laws, specifically to the advance notice provision to remove ambiguities and take into account recent Delaware case law. The amended by-laws will be effective following the 2009 annual meeting. Any stockholder wishing to recommend an individual to be considered by the Board of Directors as a nominee for election as director at the 2010 annual meeting or after should send a notice to the Board of Directors, ATS Corporation, c/o Pamela A. Little, Corporate Secretary, 7925 Jones Branch Drive, McLean, Virginia 22102. Such stockholder’s notice shall set forth, for each nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named as a nominee and to serving as a director if elected). Among other information, the notice shall also include, as to the stockholder giving notice: (i) the name and address of the stockholder; (ii) the class or series and number of shares, as well as options, stock appreciation rights, warrants and similar instruments of the Company (“Derivative Instruments”) which are held by the stockholder; (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Company, (iv) any short interest in any security of the Company; (v) any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company; (vi) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (vii) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments.

To be eligible to be a nominee for election or reelection as a director of the Company, a person must submit to the Corporate Secretary, Pamela A. Little, at 7925 Jones Branch Drive, McLean, Virginia 22102, a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

The Board of Directors does not intend to evaluate candidates proposed by stockholders differently than it evaluates candidates that are suggested by our Board of Directors, executive officers or other sources. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it deems appropriate and in the best interests of us and our stockholders.

Stockholder Communications with the Board

You may contact the Board by sending a letter marked “Confidential” and addressed to the Board of Directors, ATS Corporation, c/o Pamela A. Little, Corporate Secretary, 7925 Jones Branch Drive, McLean, Virginia 22102. In general, the Corporate Secretary will forward all communications to the Board. However, for communications addressed to a particular member of the Board of Directors or the Chair of a particular committee, the Corporate Secretary will forward those communications directly to the board member so addressed.

Executive Officers of the Registrant

The following table includes information with respect to all of our executive officers at the record date of March 16, 2009. All executive officers serve at the pleasure of our Board of Directors.

Name	Age	Title
Edward H. Bersoff	66	Chairman, President and Chief Executive Officer
Pamela A. Little	55	Executive Vice President, Chief Financial Officer and Secretary
George Troendle	55	Executive Vice President, Chief Operating Officer

Dr. Edward H. Bersoff serves as the Chairman, President and Chief Executive Officer of the Company and its wholly-owned subsidiary. Dr. Bersoff was the chairman and founder of Greenwich Associates, a business advisory firm located in Northern Virginia which was formed in 2003. From November 2002 to June 2003, he was managing director of Quarterdeck Investment Partners, LLC, an investment banking firm, and chairman of Re-route Corporation, a company that offers email forwarding and address correction services. From February 1982 until November 2001, Dr. Bersoff was Chairman, President and Chief Executive Officer of BTG, Inc., a publicly traded information technology firm he founded in 1982. Under Dr. Bersoff’s leadership, BTG, Inc. completed six acquisitions in the federal services industry. In November 2001, BTG, Inc. was acquired by The Titan Corporation, a New York Stock Exchange listed company. Dr. Bersoff served as a director of Titan from February 2002 until August 2005 when Titan was sold to L-3 Corporation. Dr. Bersoff serves on the boards of EFJ, Inc. (NASDAQ: EFJI), a manufacturer of wireless communications products and systems primarily for public service and government customers, and ICF International, Inc. (NASDAQ: ICFI), a management, technology and policy consulting firm in the areas of defense, homeland security, energy, environment, social programs, and transportation serving the Department of Defense, U.S. Department of Homeland Security, U.S. civil agencies and the commercial sector, which are both public companies, and other private companies. Dr. Bersoff holds A.B., M.S. and Ph.D. degrees in mathematics from New York University and is a graduate of the Harvard Business School’s Owner/President Management Program. Dr. Bersoff is a member of the Board of Visitors of Virginia Commonwealth University and a Trustee of the VCU Health System.

Pamela A. Little serves as Executive Vice President and Chief Financial Officer of the Company. Ms. Little served in the capacity of Vice President of Finance of the Company from May 4, 2007 to May 22, 2007. Prior to joining the Company, Ms. Little served as the Vice President and Chief Financial Officer of Athena Innovative Solutions, Inc. since 2005. She served in the same capacity at ZKD, Inc. beginning in 2004 to position ZKD for acquisition, and from 2000 to 2003, she served as Vice President and Chief Financial Officer of DAI. In her 25-year career, Ms. Little has experience in companies ranging from privately held, start-up high technology firms to large, publicly traded, multi-national professional services and government contracting firms. Ms. Little serves on the boards of Sandy Spring Bancorp, Inc. (NASDAQ: SASR) and Sandy Spring Bank, its wholly-owned subsidiary. Ms. Little holds an M.B.A. from Loyola College and a B.A. from the University of Maryland. She is also a member of the Board of Advisors of the Macklin Business Institute at Montgomery College and has served as an adjunct professor at Montgomery College.

George Troendle serves as Executive Vice President and Chief Operating Officer of the Company. Prior to joining the Company in August of 2008, he served as a director from June 2007 to August 2008 and resigned as a director upon his appointment as an officer. Mr. Troendle was a founder, Chief Executive Officer and a Director of Resource Consultants Inc. (“RCI”), a broadly diversified technology company, specializing in support of government agencies, particularly defense and homeland security. In 2005, RCI became part of Serco North America, a $500 million division of Serco Group, a $3.5 billion international services company specializing in government operations. Mr. Troendle became President of Serco North America and served in that capacity until stepping down in 2006. Prior to founding RCI, Mr. Troendle was one of three executives running a major division of Advanced Technology, Inc., a 300-employee technology company primarily supporting the Department of the Navy. Mr. Troendle graduated from Georgetown University with both an M.A. and B.A. in Economics.

Code of Conduct and Corporate Governance Principles

The Company has adopted a Code of Conduct that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Conduct requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct.

Our Code of Conduct applies to all of our employees, including our chief executive officer, chief financial officer, and chief operating officer. The Code of Conduct and all committee charters are posted under the caption “Investor Relations — ATSC Code of Conduct” and “— Corporate Governance,” respectively, portions of our website (www.atsc.com). A copy of any of these documents is available in print free of charge to any stockholder who requests a copy by writing to ATS Corporation, 7925 Jones Branch Drive, McLean, Virginia 22102, Attention: Pamela A. Little, Corporate Secretary.

Certain Relationships and Transactions with Related Persons

The Company does not have a comprehensive written policy for the review, approval or ratification of certain transactions. We review all transactions between us and any of our officers and directors. Our Code of Conduct, which applies to all directors, officers and employees, emphasizes the importance of avoiding situations or transactions in which personal interests interfere with the best interests of us or our stockholders. The Board reviews any transaction with a director to determine, on a case-by-case basis, whether a conflict of interest exists. The Board ensures that all directors voting on such a matter have no interest in the matter and discuss the transaction with counsel as necessary. The Board has delegated the task of discussing, reviewing and approving transactions between us and any of our officers to the Compensation Committee.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND
CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 16, 2009, by:

•	each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our directors;
•	each of our executive officers; and
•	all of our directors and executive officers as a group.

The percentages shown in the following table are based on 22,574,521 shares of common stock outstanding as of March 16, 2009. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. The number of shares beneficially owned by a person includes shares subject to options held by that person that were exercisable as of March 16, 2009 or within 60 days of that date. The shares issuable under those options are treated as if they were outstanding for computing the percentage ownership of the person holding those options but are not treated as if they were outstanding for the purposes of computing the percentage ownership of any other person. The percentages do not otherwise reflect the Company’s outstanding warrants to purchase shares of common stock. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

Unless otherwise indicated, the address of each person owning more than 5% of the outstanding shares of common stock is c/o ATS Corporation, 7925 Jones Branch Drive, McLean, Virginia 22102. The following table sets forth the number of shares of our common stock beneficially owned by the indicated parties.

	Shares Beneficially Owned
Beneficial Owner	Number	Percentage
Beneficial Owners Holding More Than 5%
Lampe, Conway and Co., LLC(1)	5,135,336	22.75
Osmium Special Situations Fund Ltd.(2)	3,907,546	17.31
Carl Marks & Co. Inc.(3)	2,939,703	13.02
David P. Cohen(4)	2,035,387	9.02
C. Michael Vaughn(5)	1,761,819	7.80
Millennium Management LLC(6)	1,188,884	5.27
Directors and Executive Officers
Joel R. Jacks(7)	1,246,311	5.52
Peter M. Schulte(8)	1,241,500	5.50
Dr. Edward H. Bersoff(9)	920,000	4.08
Ginger Lew(10)	47,093	*
Pamela A. Little(11)	178,500	*
Joseph A. Saponaro(12)	70,554	*
Edward J. Smith(13)	58,847	*
George Troendle(14)	102,667	*
Jack Tomarchio(15)	40,000	*
All current directors, nominees and current executive officers as a group (9 persons)	3,905,472	17.30%

*	Represents beneficial ownership of less than 1%.
(1)	Based on information contained in a Schedule 13D filed with the U.S. Securities and Exchange Commission on September 30, 2008. Lampe, Conway & Co., LLC is the investment manager of LC

Capital Master Fund, Ltd., which shares voting and dispositive power for 4,654,336 of the total shares. Both Steven G. Lampe and Richard F. Conway, managing members of Lampe, Conway & Co., share voting and dispositive power over the total 5,135,336 shares. The business address is 680 Fifth Avenue, 12th Floor, New York, New York 10019-5429.
(2)	Based on information contained in a Form 4 filed with the U.S. Securities and Exchange Commission on March 4, 2009. The business address is Canon’s Court, 22 Victoria Street, Hamilton D0 HM11, Bermuda.
(3)	Based on information contained in a Schedule 13D/A filed with the U.S. Securities and Exchange Commission on December 16, 2008. Carl Marks & Co., Inc. has sole voting and dispositive power of 500,002 of the total shares and shares voting and dispositive power for 2,439,701 of the total shares. Carl Marks & Co., Inc. is the investment manager of the following entities collectively referred to as the Non-CMCO Reporting Persons, BIC Partners, Andrew M. Boas, Mark L. Claster, Carol A. Boas, Katherine Boas Trust of 2001, Benjamin W. Boas Grantor 2006 Trust, Esther E. Boas Trust, Hallie Boas Trust of 2007, Rebecca Boas Trust of 2008, Jessie Rachel Boas Trust of 2008, Samual Robert Boas Trust of 2008, Daniel C. Claster Grantor Trust, Matthew L. Claster Trust of 2004, Bari Claster Trust, Carolyn G. Marks, Linda Katz, Constance A. Marks, and Nancy A. Marks, owning a total of 2,439,701 shares. Carl Marks & Co., Inc. shares voting and dispositive power for all of the shares owned by the Non-CMCO Reporting Persons. The business address is 900 Third Avenue, 33rd Floor, New York, New York 10022.
(4)	Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 11, 2009. Of the total beneficial ownership amount of 2,035,387 shares, 842,966 are held by Athena Capital Management, Inc. and 1,192,421 shares are held by Minerva Group, LP. The business address of Mr. Cohen is 50 Monument Road, Suite 201, Bala Cynwyd, Pennsylvania 19004.
(5)	Based on information contained in a Schedule 13D/A filed with the U.S. Securities and Exchange Commission on August 11, 2008. Of the total beneficial ownership, J. Christopher Young shares voting and dispositive power for 1,595,819 shares and has sole voting and dispositive power for 166,000 shares. Michael Vaughn and Christopher Young are the two managing members and share control of CRT Capital Holdings LLC. The business address is 262 Harbor Drive, Stamford, Connecticut 06902.
(6)	Based on information contained in a Schedule 13D/A filed with the U.S. Securities and Exchange Commission on November 5, 2008. The share amount consists of 1,188,884 warrants convertible into common stock. Millennium Management LLC is the general partner of Integrated Holdings Group, which is the managing member and 100% stockholder of Integrated Core Strategies LLC. Israel A. Englander is the managing member of Millennium Management and therefore may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millennium Management. The business address is 666 Fifth Avenue, 8th Floor, New York, New York 10103.
(7)	Includes 10,434 restricted shares under the terms of the 2006 Omnibus Incentive Compensation Plan (of which 2,086 vest on each May 7 through May 7, 2013, commencing May 7, 2009).
(8)	Includes 10,434 restricted shares under the terms of the 2006 Omnibus Incentive Compensation Plan (of which 2,086 vest on each May 7 through May 7, 2013, commencing May 7, 2009).
(9)	Includes 240,000 restricted shares under the terms of the 2006 Omnibus Incentive Compensation Plan (of which 80,000 have already vested, and 30,000 vest on each December 31 through December 31, 2011; 20,000 vest on each December 17 through December 17, 2010; and of which 10,000 vest on each January 2, through January 2, 2012, commencing January 2, 2010).
(10)	Includes 30,324 restricted shares under the terms of the 2006 Omnibus Incentive Compensation Plan (of which 3,978 have already vested, and 3,978 vest on each June 18 through June 18, 2012 and of which 2,086 vest on each May 7 through May 7, 2013, commencing May 7, 2009).
(11)	Includes 162,000 restricted shares under the terms of the 2006 Omnibus Incentive Compensation Plan (of which 42,500 have already vested, and 12,500 vest on each May 4 through May 4, 2011; of which 20,000 vest on each December 17 through December 17, 2010; and of which 14,000 vest on each January 2, through January 2, 2012, commencing January 2, 2010). The total amount also includes 16,500 shares purchased per the terms of the Company’s 2007 Employee Stock Purchase Plan.
(12)	Includes 43,311 restricted shares under the terms of the 2006 Omnibus Incentive Compensation Plan (of which 6,575 have already vested, and 6,575 vest on each March 29 through March 29, 2012 and of which 2,086 vest on each May 7 through May 7, 2013, commencing May 7, 2009).
(13)	Includes 43,311 restricted shares under the terms of the 2006 Omnibus Incentive Compensation Plan (of which 6,575 have already vested, and 6,575 vest on each March 29 through March 29, 2012 and of which 2,086 vest on each May 7 through May 7, 2013 commencing May 7, 2009).

(14)	Includes 60,324 restricted shares under the terms of the 2006 Omnibus Incentive Compensation Plan (of which 3,978 have already vested, and 3,978 vest on each June 18 through June 18, 2012; of which 2,086 vest on each May 7 through May 7, 2013, commencing May 7, 2009; and of which 10,000 vest on each January 2, through January 2, 2012, commencing January 2, 2010).
(15)	Includes 40,000 restricted shares under the terms of the 2006 Omnibus Incentive Compensation Plan (of which 8,000 vest on each September 4 through September 4, 2013, commencing September 4, 2009).

PROPOSAL 1. ELECTION OF DIRECTORS

Our Board of Directors consists of seven members, divided into three classes with two members in Classes II and III and three members in Class I. Our directors are elected to serve three-year terms, so that the term of office of one class of directors expires at each annual meeting.

The Board of Directors has nominated the following individuals, each of whom is currently a director, for election as directors for terms expiring at our annual meeting in 2012 or until their respective successors have been elected and qualified.

•	Edward H. Bersoff
•	Ginger Lew
•	Jack Tomarchio

The following information is provided regarding each nominee for election as a director and the continuing directors. The age indicated for each individual is as of the record date of March 16, 2009.

Nominees for Election as Directors Whose Terms of Office Expire in 2012 — Class I Directors

Dr. Edward H. Bersoff, age 66, has served as a director of the Company since April 2005 and as Vice Chairman from April 2005 through January 2007 when he became Chairman and President. See “Corporate Governance and Board Matters — Executive Officers of the Registrant — Dr. Edward H. Bersoff” for Dr. Bersoff’s biographical information.

Ginger Lew, age 60, has served as a director since June 11, 2007. Ms. Lew currently heads a private consulting firm based in Washington, D.C. that provides investment and management services. She also serves as a member and former Co-Chair of the NASDAQ Hearing Listing and Review Council, an independent advisory board to NASDAQ. She is the founder and Chairman of the Association of Asian American Investment Managers and Chairman of the Czech/Slovak American Enterprise Fund. Ms. Lew received her law degree from the University of California at Berkeley, and her undergraduate degree in political science from UCLA.

Jack Tomarchio, age 53, is a principal in the Agoge Group, LLC. In 2005, Mr. Tomarchio was appointed by President George W. Bush to be the Principal Deputy Assistant Secretary of Homeland Security for Intelligence and Analysis. In 2007, he was elevated to the position of Deputy Under Secretary for Intelligence and Analysis Operations. He resigned from the department in August 2008. Prior to joining the United States Department of Homeland Security, Mr. Tomarchio was a partner at the national law firm of Buchanan Ingersoll, P.C. where he was co-chair of the firm’s government relations department and national security law group. Before joining Buchanan Ingersoll, Mr. Tomarchio was a founding partner of Hill Solutions, LLC and Homeland Solutions, LLC. Mr. Tomarchio graduated from Malvern Preparatory School and holds a Bachelor of Arts in History cum laude from the Pennsylvania State University, a Juris Doctor from Vermont Law School, a Masters of Governmental Administration from the Fels Center of Government of the University of Pennsylvania and a Masters of Strategic Studies from the United States Army War College. Mr. Tomarchio is also a senior advisor to Berwyn Capital Interests and serves on the boards of the Hoxie Harrison Smith Foundation and NICOR Global, LLC.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH NOMINEE.

Directors Whose Terms of Office Expire in 2010 — Class II Directors

Joel R. Jacks, age 61, has served as a director of the Company since April 2005. Mr. Jacks served as the Chairman and Chief Executive Officer of the Company from April 2005 until January 2007. Mr. Jacks has over 30 years of experience in private equity investing, mergers and acquisitions and managing and operating companies in a wide variety of industries. Mr. Jacks is a Managing Partner, and was a founder of CM Equity Partners. From 1992 to 1996, Mr. Jacks co-founded and managed Carl Marks Consulting Group, LLC. Mr. Jacks has served as a director of ICF International, Inc. (NASDAQ: ICFI) since 1999. Related to his private equity investing activities, Mr. Jacks is a director of several companies, including Echo Bridge Entertainment, LLC, Evans Consoles, Inc., Falcon Communications, Inc., RGS Associates, Inc., Laguna Ventures,

Inc. and Preferred Systems Solutions, Inc. Mr. Jacks received a Bachelor of Commerce degree from the University of Cape Town and an MBA from the Wharton School, University of Pennsylvania.

Edward J. Smith, age 60, has served as a director of the Company since May 2006. Mr. Smith has been President of Barnegat Bay Capital Inc. since 2001. Barnegat Bay Capital, which Mr. Smith founded in 2001, provides corporate finance advisory services to public and private companies. Mr. Smith currently sits on the Board of Directors of Cognex Corporation (NASDAQ: CGNX), the world’s leading provider of vision systems and software. During approximately 30 years in major securities firms, he has held managing director roles in investment banking at Prudential Securities Incorporated, Kidder, Peabody & Co. Incorporated, Merrill Lynch Capital Markets and Shearson Lehman Brothers Inc. In those capacities, he was a senior investment banker leading a large number of financial transactions in the technology sector. Mr. Smith was a lecturer at Yale University teaching a course entitled “The Corporate Board of Directors” in 2006 and 2007. Mr. Smith received a B.A. from Yale University and a Masters in Business Administration from Harvard Business School.

Directors Whose Terms of Office Expire in 2011 — Class III Directors

Joseph A. Saponaro, age 69, has served as a director of the Company since May 2006. Mr. Saponaro is currently the President and CEO of FPMI Solutions, Inc., a privately-held company providing human resources services to U.S. Federal government agencies. Mr. Saponaro is the retired President of L-3 Government Services, Inc., or L-3 GSI, a wholly-owned subsidiary of L-3 Communications Holding, Inc. (NYSE: LLL). Mr. Saponaro has over 40 years of experience in information technology software systems, services and products for the U.S. Government and the commercial market, including more than 25 years in senior management roles. Prior to joining L-3 GSI, Mr. Saponaro served as Sector President and General Manager of a business unit of The Titan Corporation after successfully integrating AverStar, Inc. following its acquisition by Titan in June 2000. Prior to its acquisition by Titan, Mr. Saponaro was President of AverStar, a provider of information technology services and software products for the mission-critical systems of federal, civil and defense agencies and large commercial companies. Prior to the formation of AverStar, from 1986 through 1991, Mr. Saponaro was President and CEO of Intermetrics, a public company providing software and IT Systems and services to the federal government and commercial customers. Mr. Saponaro received a B.S. in Navigation and Astronomy from the Massachusetts Maritime Academy, an M.S. in Mathematics from Northeastern University, and has completed coursework toward a Ph.D. in Aeronautics at the Massachusetts Institute of Technology.

Peter M. Schulte, age 51, has served as a director of the Company since April 2005. Mr. Schulte served as the President and Secretary of ATS Corporation from April 2005 until January 2007. Mr. Schulte is a Managing Partner, and was a founder of the private equity firm CM Equity Partners, which invests in established middle market companies and manages private equity funds and investments. Mr. Schulte has served as a director of ICF International, Inc. (NASDAQ: ICFI) since 1999. Related to his private equity investing activities, Mr. Schulte is a director of several companies, including Preferred Systems Solutions, Inc. and RGS Associates, Inc. Mr. Schulte received a Bachelor of Arts Degree in Government from Harvard College and a Masters in Public and Private Management from the Yale School of Management.

PROPOSAL 2. APPROVAL TO AMEND THE ATS CORPORATION 2006
OMNIBUS INCENTIVE COMPENSATION PLAN

At the annual meeting, our stockholders are being asked to approve a proposed amendment (the “Amendment”) to the 2006 Omnibus Incentive Compensation Plan (the “Omnibus Plan”) to increase the number of shares of Company common stock (the “Common Stock”) authorized to be granted under the Omnibus Plan by 500,000 shares, from 1,500,000 to 2,000,000. Upon the recommendation of the Compensation Committee, the Board of Directors has approved the Amendment and has directed that it be submitted for stockholder approval at the annual meeting.

Background

The Company originally adopted the Omnibus Plan in 2006 in advance of the acquisition of ATSI on January 16, 2007. Prior to that date, the Company was organized as a “blank check” company to acquire an operating business in the federal services and defense industries. Unless otherwise defined herein, capitalized terms used herein have the meanings given such terms in the Omnibus Plan.

As of March 16, 2009, approximately 248,130 shares of our Common Stock remained available for future awards under the Omnibus Plan. We expect to use approximately 250,000 additional shares during 2009, primarily for restricted stock grants and option grants given to management and restrictive stock grants given to our Board of Directors. Given our anticipated usage of restricted stock grants and stock bonus payments during our regular compensation cycle, we would not have enough shares remaining for issuance through our annual meeting in 2010.

We believe that the continued use of our Omnibus Plan will be important to maintain the alignment between the interests of our employees and Board and the interest of our stockholders through:

•	providing incentive compensation opportunities tied to the performance of our Common Stock over time;
•	promoting increased ownership of our Common Stock by those who are most able to influence performance; and
•	helping us attract, retain and motivate key personnel.

In furtherance of these objectives, the Omnibus Plan authorizes the grant of stock options, restricted stock and other incentive compensation awards, subject to applicable law, to the Company’s directors, officers and employees. The amended Omnibus Plan, reflecting the new shares authorized for issuance assuming we receive the stockholder approval we are requesting, is attached hereto as Appendix A.

Reasons for Seeking Stockholder Approval of the Amendment

The Board of Directors believes that our success in executing our strategy is largely due to the efforts of our hard-working employees and that our future success will depend on our ability to continue to attract and retain high caliber employees. The Board of Directors believes that equity-based grants to employees are a highly effective recruiting and retention tool that allows for employees to share in the ownership of our Company and contribute to our revenue and earnings growth by aligning the long-term interests of our management and employees with those of our stockholders.

The Compensation Committee, which administers the Omnibus Plan, believes that the increase in the number of shares of Common Stock available for issuance under the Omnibus Plan is necessary for us to continue to offer our employees and directors an effective and competitive equity incentive program. The Compensation Committee believes that if additional shares are not available for stock grants, we would be required to discontinue or significantly curtail our current equity incentive program, which could have an adverse impact on our ability to attract and retain employees and directors.

Information About Dilution and Overhang

Dilution.  The Board anticipates the 500,000 additional shares being requested will be sufficient to provide projected equity incentives for the Company’s compensation plans for at least two years assuming its annual usage remains consistent with 2008.

The new shares would represent approximately 2% of the Company’s 23.6 million diluted common shares outstanding as of March 16, 2009, excluding any shares issuable upon the exercise of the Company’s outstanding warrants to purchase 2,980,175 shares of common stock at an exercise price of $5.00 (expiring in October 2009). As of the close of business on March 16, 2009, the Company’s common stock was trading at $1.30 per share.

The Board believes that this would represent a reasonable amount of potential dilution, given the strong incentive it also believes will be provided to employees to increase the value of the Company for all stockholders. Furthermore, we may be able to mitigate the dilution from the stock issued with the share repurchase program we announced on February 17, 2009, authorizing the Company to purchase up to the lesser of $3 million or 2 million shares of common stock in the open market, from time to time, over a twelve-month period. The timing of the share repurchases under the program is at the discretion of the Company and will depend on a variety of factors, including market conditions and bank approvals and may be suspended or discontinued at any time.

Overhang.  We calculate our “overhang” as the sum of (a) stock options granted and outstanding plus (b) unvested shares of restricted stock plus (c) shares available for grant under plans divided by the sum of (a) common shares outstanding plus (b) the number of shares in the numerator.

Our current overhang is approximately 5.6%. Including the new shares, the potential overhang from all stock incentives available to employees would be approximately 7.6%.

Summary of the Omnibus Plan

The following is a summary of the principal features of the Omnibus Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Omnibus Plan. Any stockholder who wishes to obtain a paper copy of the Omnibus Plan may do so by written request to our Corporate Secretary at 7925 Jones Branch Drive, McLean, VA 22102. The Omnibus Plan has also been filed with the SEC as an Exhibit to Form S-8, filed September 14, 2007 and the proposed amended plan is attached hereto as Appendix A.

Administration.  The Omnibus Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee has the authority, subject to the terms of the Omnibus Plan, to determine the individuals to whom an award will be granted, the type of award to be granted, the number of shares of our common stock that will be covered by an award and the terms and conditions of any award.

Eligibility.  Awards may be granted to any of our directors, officers or employees.

Number of Shares.  The maximum number of shares of Common Stock reserved for grant under the Omnibus Plan is 1,500,000, which will increase to 2,000,000 upon the affirmative vote of our stockholders permitting us to do so. No more than 400,000 shares may be awarded to a single individual in a single year.

Awards.  The Compensation Committee may grant the following types of incentive compensation:

Stock Options.  The exercise price of each share covered by an option shall not be less than 100% of the fair market value of such shares on the date the option is granted. Each option shall be vested and exercisable at such times as the Compensation Committee shall determine; provided, however, that generally each option will vest with respect to one-fourth of the shares granted on the first four anniversaries of the date of grant. The exercise period for options generally cannot exceed ten years from the date of grant.

Stock Appreciation Rights.  A stock appreciation right entitles a grantee to receive an amount equal to the excess, if any, of the fair market value of a share of our common stock on the date of exercise over the exercise price of such stock appreciation right. The exercise price of each share of common stock covered by a stock appreciation right shall not be less than 100% of the fair market value of such share on the date the stock appreciation right is granted. The Compensation Committee shall determine whether a stock appreciation right shall be settled in cash, shares of common stock, other securities or incentive compensation awards, other property or a combination of any of the foregoing. The Compensation Committee shall also determine the vesting criteria, the term, the method of exercise, the method of settlement and any other terms and conditions of the stock appreciation rights.

Restricted Shares and Restricted Stock Units.  The Compensation Committee is authorized to designate participants to receive restricted shares of common stock and restricted stock units. A restricted share is a share of common stock that is subject to certain transfer restrictions and forfeiture provisions. A restricted stock unit is an unfunded and unsecured promise to deliver shares of common stock, other incentive compensation or property. Each restricted stock unit shall have a value equal to the fair market value of a share of our common stock. Restricted stock units shall be paid in cash, shares of our common stock or other property upon the lapse of the restrictions applicable to such restricted stock units. Restricted shares of common stock and restricted stock units generally may not be sold, assigned, transferred, pledged or otherwise encumbered. Certificates issued with respect to restricted shares of common stock shall be registered in the name of the grantee and deposited, together with a stock power endorsed in blank, with us or a custodian designated by the Compensation Committee and shall be held until the restrictions have lapsed.

Performance Compensation Awards.  The Compensation Committee is authorized to designate, with regard to a period of time designated by the Compensation Committee, individuals eligible to receive awards (such awards shall not include options or stock appreciation rights) based upon the achievement of certain performance goals within the designated period.

Performance Units.  The Compensation Committee has the right to designate participants to receive performance units upon the achievement of certain performance goals established by the Compensation Committee. A performance unit is a right to receive cash or shares of common stock equal to a value set by the Compensation Committee at the time of a grant of such a unit. To the extent that a participant achieves the performance goals during a period designated by the Compensation Committee, the Compensation Committee shall determine the number of performance units to be granted to such participant.

Cash Incentive Awards.  The Compensation Committee is authorized to award cash, in an amount not to exceed $500,000 in any performance period (the length of a performance period is to be determined by the Compensation Committee in its sole discretion), to eligible participants upon the achievement of performance goals established by the Compensation Committee.

Other Stock-Based Awards.  The Compensation Committee is authorized to grant to eligible participants other equity-based or equity-related awards in such amounts and subject to such terms as the Compensation Committee shall determine.

Dividend Equivalents.  In the discretion of the Compensation Committee, any award granted under the Omnibus Plan may provide the participant with a dividend or dividend equivalent, payable in cash, shares of our common stock, other securities or property, on a current or deferred basis, on such terms and conditions as the Compensation Committee determines.

Change in Control.  In general, in the event that (referred to as a “change in control”)

•	we dissolve or liquidate;
•	we are a party to a reorganization, merger or consolidation pursuant to which we are not the surviving corporation, or upon the sale of all or substantially all of our assets; or
•	we are a party to a reverse merger in which we are the surviving corporation but shares of our common stock outstanding before the merger are converted into other property or our voting securities outstanding immediately prior to such event represent less than 50% of the total voting power of the company surviving such event then, subject to certain exceptions, any outstanding options or stock appreciation rights shall become immediately exercisable and all performance units and cash incentive awards shall be paid as if the date of such change in control was the last day in a performance period and the performance goals were attained and all other outstanding awards shall automatically be deemed exercisable or vested and all restrictions and forfeiture provisions shall lapse.

Federal Income Tax Consequences.  For federal income tax purposes, a grantee of stock options (“optionee”) does not realize taxable income at the time of the grant of an incentive stock option or a non-statutory stock option. Upon the exercise of a non-statutory stock option, we are entitled to a deduction and the grantee recognizes ordinary wage income (subject to withholding) in the amount by which the fair market value of the shares the optionee receives exceeds the option price. On the subsequent sale of shares received upon the exercise of a non-statutory stock option, the difference between the fair market value of the shares on the date of receipt and the amount realized on the sale will be treated as a capital gain or loss, which will be short or long term depending on the length of the period for which shares are held prior to sale.

In the case of incentive stock options, the grantee generally does not realize taxable income until the sale of shares received upon exercise of the option. However, the difference between the option price and the fair market value of the stock on the date of exercise is treated as a preference item for purposes of the alternative minimum tax. If a sale does not take place within two years after grant and one year after exercise of the option, any gain or loss realized will be treated as long-term capital gain or loss. In this case, we will not be entitled to a deduction for income tax purposes in connection with the grant or the exercise of the option. If a sale occurs prior to two years after grant or one year after exercise, then the difference between the option price and the fair market value of the stock on the date of exercise (or, if less, the difference between the amount realized on sale and the market value on the date of exercise) is taxable as ordinary income to the grantee and is deductible by us for federal income tax purposes.

In the case of an award of restricted stock, a participant realizes ordinary wage income (subject to withholding) equal to the fair market value of the shares received as of the first day that such shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. We are entitled to a deduction at that time in the same amount. Under Section 83(c)(3) of the Internal Revenue Code, as amended (the “Code”) if the sale of shares of stock could subject a participant to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended, the shares are treated as subject to a substantial risk of forfeiture and not transferable for a period not to exceed six months from the date of the award of restricted stock.

In the case of an award of stock appreciation rights, restricted stock units, performance compensation awards, or performance units, a participant will realize ordinary wage income (subject to withholding) equal to the amount of cash received or the fair market value of any shares received. If any shares received are subject to a substantial risk of forfeiture, the participant will not realize any income until such time as the risk of forfeiture lapses. We will be entitled to a deduction at the same time as the participant realizes income, and in the same amount.

Deductibility of Executive Compensation.  Section 162(m) of the Code prohibits a publicly-held corporation, such as us, from claiming a deduction on its federal income tax return for compensation in excess of $1.0 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) and the three most highly compensated officers of the corporation, other than the chief executive officer and chief financial officer, at the end of the corporation’s fiscal year. The $1.0 million compensation deduction limitation does not apply to “performance-based” compensation under Section 162(m) of the Code.

The Omnibus Plan is designed to comply with requirements for “performance-based compensation” under Section 162(m) of the United States Internal Revenue Code by establishing a process for determining the amount of certain awards to executive officers under the Company’s variable compensation plans. The process set forth in the Omnibus Plan is used in connection with awards intended to be based on the performance of individuals, business unit(s) of the Company or the Company as a whole, over a calendar year or a longer performance period.

Information About Employees Who Receive Shares Under the Omnibus Plan

The number of employees who were awarded restricted stock and stock options as an equity incentive bonus in 2008 was 37, including the restricted stock awards granted to our three executive officers, as described in the “Compensation Discussion and Analysis” section of this proxy statement. These awards were all made under the Omnibus Plan. All employees are eligible to participate in the Omnibus Plan. We anticipate that all future grants of restricted stock to our employees, including our named executive officers, and to the non-executive members of our Board of Directors as well as option grants to our employees will continue to be made under the Omnibus Plan.

Plan Benefits

The following table sets forth certain information regarding grants of equity awards made under the Omnibus Plan during fiscal year 2008 and as of March 16, 2009 for fiscal year 2009 for the following: (i) each of the named executive officers; (ii) all current executive officers of the Company as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group. The current directors who are not executive officers of the Company have received unregistered shares for any equity based awards which were not pursuant to the Omnibus Plan. Future awards, if any, that will be made to eligible participants under the Omnibus Plan are subject to the discretion of the Compensation Committee. Accordingly, future grants under the Omnibus Plan are not determinable.

Name and Principal Position	Fiscal Year 2008 Dollar Value(1)	Fiscal Year 2008 Number of Equity Awards	Fiscal Year 2009 Dollar Value(2)	Fiscal Year 2009 Number of Equity Awards
Edward H. Bersoff Chief Executive Officer	—	—	$39,000	30,000
Pamela A. Little Chief Financial Officer	—	—	$54,600	42,000
George Troendle Chief Operating Officer	—	—	$39,000	30,000
Executive Group	—	—	$132,600	102,000
Non-Executive Director Group	$215,989	102,604	—	—
Employee Group	$320,350	149,000	$195,000	150,000

(1)	Represents the grant date fair value of the stock awards under SFAS 123R granted during fiscal year 2008. The fair value was calculated using the closing price of our common stock on the grant date. The fair value of the stock awards are accounted for in accordance with SFAS 123R. For additional information on the valuation assumptions, refer to Note 15 of our financial statements in the Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 16, 2009.
(2)	Represents the dollar value at the March 16, 2009 closing price.

Equity Compensation Plan Information

The following table provides certain information, as of December 31, 2008, with respect to our compensation plans under which shares of Common Stock are authorized for issuance. The number of shares of Common Stock reflected in column (a) of the following table is comprised of 394,500 shares subject to outstanding options, warrants and rights granted under the Omnibus Plan. The number of shares of Common Stock reflected in column (c) of the following table is comprised entirely of shares available for future grant under the Incentive Plan as of December 31, 2008, and neither takes into account the restricted stock grants that were granted in 2009 (as such grants were not made as of the most recently completed fiscal year), as described below, nor includes the additional shares reserved for issuance thereunder contemplated by the Amendment. Shares of Common Stock underlying options granted under the Omnibus Plan that are terminated or expire unexercised will be available for future grant.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Eligible for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)
Equity Compensation Plans Approved by Security Holders	394,500	$3.16	894,630
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	394,500	$3.16	894,630

Procedural Matters Relating to Voting on the Approval Request

A proposal to approve the amendment to the Omnibus Plan will be presented at our 2009 annual meeting. The affirmative vote of a majority of the total number of votes cast by holders of Common Stock entitled to vote at the annual meeting will be necessary in order to approve the amendment, provided that the total vote cast represents over 50% of the total number of shares outstanding on the Record Date for the annual meeting. Each valid proxy submitted will be voted for the approval of the amendment to the Omnibus Plan unless the proxy specifies otherwise. Abstentions and non-broker votes will have the effect of a vote against the approval of the amendment unless holders of 50% of the total number of shares outstanding on the Record Date cast votes on such proposal, in which case an abstention or broker non-vote will have no effect on the result of the vote. If our stockholders approve the amendment, it will be effective as of its adoption. In the event that our stockholders do not approve the authorization of the additional shares that we are proposing, then we project that we will not be able to provide any equity incentives beyond 2009 in accordance with our proposed compensation plans.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE
AMENDMENT OF THE ATS CORPORATION 2006 OMNIBUS INCENTIVE COMPENSATION PLAN TO
INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE OMNIBUS PLAN
FROM 1,500,000 to 2,000,000.

PROPOSAL 3. RATIFICATION OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) to serve as our independent registered public accounting firm for fiscal year 2009, subject to stockholder ratification. Representatives of Grant Thornton will be present at the annual meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions by stockholders. If our stockholders do not ratify Grant Thornton as our independent registered public accountant, the Audit Committee will reconsider the appointment of our independent registered public accountant. The Audit Committee may, in its discretion, retain Grant Thornton or another independent registered public accounting firm without re-submitting the matter to the Company’s stockholders. Even if stockholders vote in favor of the appointment, or on an advisory basis, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2009.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

On April 18, 2007, the Company notified Eisner LLP, the Company’s independent registered public accounting firm since the Company’s inception on April 12, 2005, that it had elected to change independent registered public accounting firms to Grant Thornton LLP and, therefore, was dismissing Eisner. The decision to change accountants was approved by the Audit Committee of the Company’s Board of Directors.

Eisner’s reports on the Company’s audits of financial statements from April 12, 2005 (inception) through December 31, 2005 and the fiscal year ended December 31, 2006 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Eisner’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006 expressed an adverse opinion because of the existence of material weaknesses.

During the period from April 12, 2005 (inception) to December 31, 2005 and the fiscal year ended December 31, 2006 and through April 18, 2007 (the “Relevant Period”), the Company had no disagreements with Eisner, whether resolved or unresolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Eisner’s satisfaction, would have caused Eisner to make reference to the subject matter of the disagreement in connection with its reports.

During the Relevant Period, there were no “reportable events” as defined in Regulation S-K Item 304(a)(1)(v) except as previously reported with respect to the evaluation of the effectiveness of its internal controls over financial reporting as of December 31, 2006, as was disclosed by the Company in Item 9A of the Company’s Form 10-K for the year ended December 31, 2006, as follows:

Our Management, including our Chief Executive Officer and Chief Financial Officer, conducted an assessment of the effectiveness of our internal controls over financial reporting as of December 31, 2006, based on the criteria set forth in the framework in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). We determined that our internal control over financial reporting was ineffective because of the following material weaknesses as described below:

•	Through December 31, 2006, we had no operations, no full-time personnel and very few personnel of any kind. Our activities from inception in late 2005 and into 2006 focused on completing our initial public offering, identifying acquisition candidates and then completing the acquisition of ATSI. As a result of these factors, we had neither the resources, nor the personnel, to have in place adequate internal control. The material weaknesses in our internal control over financial reporting related primarily to our inabilities to segregate duties.
•	In addition, we lacked documentation of the policies and procedures that were in place.

The Company authorized Eisner to respond fully to the inquiries of the successor accountant concerning the subject matter of this material weakness, which was done.

DESCRIPTION OF PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the fees incurred for services provided by Grant Thornton LLP for the fiscal years ended December 31, 2007 and December 31, 2008, respectively.

	2008	2007
Audit Fees	$472,261	$561,557
Audit-Related Fees	70,702	16,800
Tax Fees	4,850	122,520
All Other Fees	—	—
Total	$547,813	$700,877

The following is a description of the nature of the services related to the fees disclosed in the table above. The Audit Committee has considered whether Grant Thornton’s provision of non-audit services is compatible with maintaining its independence.

Audit Fees

These are fees for professional services rendered by Grant Thornton for the audits of our annual consolidated financial statements and the review of consolidated financial statements included in our quarterly reports on Forms 10-Q.

Audit-Related Fees

These are fees for assurance and related services rendered by Grant Thornton that are reasonably related to the performance of the audit or the review of our consolidated financial statements that are not included as audit fees. These services include consultations concerning financial accounting and reporting standards.

Tax Fees

These are fees for professional services rendered by Grant Thornton with respect to tax compliance, tax advice and tax planning. These services include the preparation and review of tax returns and consulting on tax planning matters.

All Other Fees

There were no fees for other services rendered by Grant Thornton that do not meet the above category descriptions.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

AUDIT COMMITTEE REPORT

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

The Audit Committee has reviewed and discussed with our management and with our independent registered public accounting firm for the year ended December 31, 2008, Grant Thornton LLP, the financial statements of ATS Corporation as set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The Audit Committee has (a) discussed with Grant Thornton LLP those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, (b) received from Grant Thornton LLP the written communications required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and (c) discussed with Grant Thornton LLP its independence from us and our management. Grant Thornton LLP has confirmed to us that it is in compliance with all rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2008 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission. The Audit Committee has also approved the selection of Grant Thornton LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

Audit Committee of the Board of Directors of ATS Corporation

Edward J. Smith, Chair
Joseph A. Saponaro
Joel R. Jacks
Ginger Lew

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) has responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy. The Committee operates under the mandate of a formal charter that establishes the framework for the fulfillment of the Committee’s responsibilities. The Committee reviews the charter at least annually to ensure that the scope of the charter is consistent with the Committee’s expected role. The Committee strives to ensure that the total compensation paid to our executives is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the executive team, including the executive officers, are similar to those provided to other key employees.

Compensation Philosophy and Objectives

We operate in a competitive, dynamic and specialized industry that presents growth opportunities for companies with the most competitive employees. We believe that in order to compete effectively in this industry, we must attract and retain highly qualified executive officers who possess special talents, credentials and experience. As a result, we have established a compensation philosophy with the following objectives:

•	Reward performance and contribution to our business. Programs should be designed to reward extraordinary performance with strong compensation; likewise, where individual performance falls short of expectations and/or Company performance lags behind the peer group performance, the programs should deliver lower payouts.
•	Pay-for-performance and retention must be balanced. To attract and retain a highly skilled work force, we must remain competitive with the pay of our peer companies who compete with us for talent.
•	Compensation should be aligned with stockholder interests. Key personnel should have a substantial proportion of their compensation in the form of equity participation to better align their individual financial interests with those of our stockholders.
•	The relationship between overall Company goals and each individual’s personal goals should be clear. Employees should be able to easily understand how their efforts can affect their pay, both directly through individual performance and indirectly through contributing to the business unit and Company’s achievement of its strategic and operational goals.
•	The compensation and benefit programs should be designed similarly across the organization. Such programs should include only those perquisites necessary to attract and retain executives and/or improve the executive’s ability to safely and effectively carry out his or her responsibilities.

Implementing Our Objectives

The process by which the Committee makes specific decisions related to executive compensation includes consideration of the following:

•	The Company’s compensation philosophy and objectives.
•	The Company’s financial performance in terms of the attainment of both annual and long-term goals and objectives, which is discussed in part under “Company Accomplishments/History Affecting Compensation.”
•	The competitiveness of executive compensation relative to our defined peers and competitive labor market, as discussed below under “Use of Market Data.”
•	Review of the executive’s total compensation mix.
•	Individual performance, experience and contributions.
•	Retention considerations.

Use of Market Data.  In order to establish compensation for our named executives, we collect competitive data for base salary, annual bonus and long-term stock-based incentives. This competitive data includes public companies in the same industry and relevant executive labor market data, plus additional reputable market survey data to validate the peer group benchmarks. In particular, the Committee regularly reviews salary survey information from the Human Resource Association of the National Capital Area and Washington Technical Personnel Forum for those positions comparable to the ones at our Company. In addition, we consider the compensation practices of our peer group, comprised of publicly traded, U.S.-based professional services companies that serve the government sector. This peer group, which is periodically reviewed and updated by the Committee, consists of companies against which the Committee believes the Company competes for talent.

The companies that we consider to comprise our compensation peer group include:

CACI International	ManTech International Corp.	SRA International, Inc.
Dynamics Research Corp.	NCI, Inc.	Stanley, Inc.

Company Accomplishments/History Affecting Compensation.  We were organized as a “blank check” company under the laws of Delaware on April 12, 2005 and were formed for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in the federal services and defense industries. On January 16, 2007, we acquired all of the outstanding capital stock of Advanced Technology Systems, Inc. and its subsidiaries (collectively, “ATSI”), a provider of systems integration and application development to the U.S. government. Therefore, through December 31, 2006 and into January 2007, we had no operations, no full-time personnel and very few personnel of any kind. Our activities from inception in 2005 and into 2006 were focused on completing our initial public offering, identifying acquisition candidates and then completing the acquisition of ATSI. As a result, we did not pay any compensation, in any form, to our executive officers or directors until after our acquisition of ATSI in January of 2007. Following the initial ATSI acquisition, we engaged in a series of other acquisitions throughout the year, acquiring Reliable Integration Services, Inc. on February 28, 2007, Potomac Management Group, Inc. on September 1, 2007, and Number Six Software, Inc. on November 9, 2007. By comparison, we did not make any acquisitions in 2008 and so compensation decisions for 2008 were not mostly tied to acquisition efforts. Furthermore, the position of Chief Operating Officer was added in August of 2008 and, as such, is included as a named executive officer of the Company.

Role of the Compensation Committee, Management and Consultants in the Executive Compensation Process

Role of Compensation Committee.  The Committee reviews all compensation components for the Company’s Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and other executive officers, including base salary, annual incentives and long-term equity incentives. In addition to reviewing competitive market values, the Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package. The Committee meets in executive session to evaluate the performance of the named executive officers, determine their annual bonuses for the prior fiscal year, establish their annual performance objectives for the current fiscal year, set their base salaries for the next fiscal year, and consider and approve any grants to them of equity compensation. In connection therewith, the Committee regularly reviews and updates as necessary general structural parameters for its executive management members by position. Such structural parameters are initially suggested by the Chief Executive Officer and for fiscal year 2008 included the following: (i) for the Chief Executive Officer position, a base salary at or above $300,000, a target bonus of up to 75% of base compensation contingent on corporate and personal performance; and 50,000 target options; (ii) for the Chief Financial Officer position, a base salary between $200,000 and $400,000, a target bonus of up to 60% of base compensation contingent on corporate and personal performance, and 40,000 target options; and for the Chief Operating Officer position, a base salary between $200,000 and $400,000, a target bonus of up to 60% of base compensation contingent on corporate and personal performance, and 40,000 target options The Committee establishes, maintains and updates structural parameters encompassing all management positions of the Company, and not just those of the named executive officers.

Although many compensation decisions are made in the first and fourth quarters of the year, our compensation planning process neither begins nor ends with any particular Committee meeting. Compensation decisions are designed to promote our fundamental business objectives and strategy. Evaluation of management performance and consideration of the business environment are year-round processes.

Role of Management and Consultants in Compensation Decisions.  We may utilize the services of outside advisors and consultants throughout the year as they relate to executive compensation. In 2008, the Committee opted not to rely on the services of such advisors and consultants. However, the Committee may have direct access to advisors for issues related to executive compensation and benefits if it desires, in the future.

The Committee may request one or more members of senior management to be present at Committee meetings where executive compensation and Company or individual performance are discussed and evaluated. Executives are free to provide insight, suggestions or recommendations regarding executive compensation, and our Chief Executive Officer in particular is instrumental in this role. Although our Chief Executive Officer makes recommendations as to other executives to the Committee, only independent Committee members are allowed to vote on decisions regarding executive compensation.

The Committee meets with the Chief Executive Officer to discuss his own performance and compensation package, but ultimately decisions regarding his package are made solely based upon the Committee’s deliberations, as well as any input from consultants and advisors, as requested. The Chief Executive Officer recuses himself from the deliberation process of his compensation.

Compensation Structure/Elements

For fiscal year 2008, our named executive officers included Dr. Edward Bersoff, our Chief Executive Officer, Ms. Pamela Little, our Chief Financial Officer, and Mr. George Troendle, our Chief Operating Officer. Mr. Troendle joined the Company on August 11, 2008. Previously, he served as a member of our Board and resigned as a director upon appointment as our Chief Operating Officer.

The principal components of compensation for named executive officers of the Company for 2008 included base salary, annual incentive bonus and long-term equity compensation. The following section summarizes the role of each component and how decisions are made. The Committee has discretion in the size, and in the case of bonuses and long-term equity incentive compensation, whether available, of any of the principal compensation components for the named executive officers.

Base Salary.  The purpose of base salary is to provide competitive and fair base compensation that recognizes the executives’ role, responsibilities, experience and performance. Early in each year, as well as at the time of a promotion or other change in responsibilities, the Committee reviews and sets each executive’s pay to reflect individual experience, expertise, performance and contribution in the role. In addition, the Committee also considers the internal relationship of executives, the impact changes in salary have on other programs (most notably incentive compensation) in making adjustments, the level of pay compared to peer group pay levels for similar positions and the general structural parameters for executive compensation that the Committee has established for the year. The effective date of salary increases typically will be January 1 of each year. The base salaries paid to our named executive officers for fiscal 2008, and the amounts decided upon for 2009, are shown below:

Name and Principal Position	Fiscal 2008 Salary	Fiscal 2009 Salary	Annual % Change
Edward H. Bersoff Chief Executive Officer	$350,000	$360,000	2.9%
Pamela A. Little Chief Financial Officer	300,000	310,000	3.3%
George Troendle Chief Operating Officer Beginning 8/11/08	300,000	310,000	3.3%

We seek to fix executive officer base compensation at a level we believe enables us to hire and retain individuals in a competitive environment, and also to reward satisfactory individual performance and contribution to our overall business goals.

In determining the fiscal 2009 base salaries for our executive officers, the Committee considered the survey data and analysis indicating that the base salary for our Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer fell within the competitive range of the survey data of companies in our peer group. As a result, the executive officers’ salaries would remain generally unchanged from the prior fiscal year levels.

Annual Incentive Bonus.  The purpose of annual incentive bonuses is to motivate and reward the achievement of specific Company, department and individual goals that support the Company’s strategic plan. Annual incentive bonuses are not fixed compensation, must be re-earned and are at-risk based on actual performance. Incentives focus on short-term financial, strategic and individual performance. As discussed in more detail below, because the Company did not meet certain target thresholds for the 2008 fiscal year, none of the named executive officers received a bonus for 2008.

The Committee designed a new annual incentive bonus program for fiscal year 2008, under which a bonus target was established for each individual or category of executive. In 2008, the bonus target for Dr. Bersoff was 75% of his base 2008 compensation, for Ms. Little was 60% of her 2008 base compensation, and for Mr. Troendle was 60% of his base compensation, which would be determined on a pro rata basis for 2008 since he joined the Company on August 11, 2008. The Committee’s established bonus targets for each executive were based on job responsibilities, internal comparisons and peer group data. In addition, the Committee provides executives with the opportunity to be rewarded based upon performance goals which will vary based on the executive’s position. There is a 20% band around each target bonus, representing the actual bonus amount that can be earned by each executive. So, for Dr. Bersoff, his available bonus band, based upon a 75% target, ranged from 60% to 90% of his base compensation, Ms. Little’s bonus band, based upon a 60% target, ranged from 48% to 72% of her base compensation, and Mr. Troendle’s bonus band, based upon a 60% target, ranged from 48% to 72% of his base compensation. Management and the Committee set target backlog, EBITDA and revenue objectives for the Company. If none of these objectives are met, then no bonus is received, and if part or all of these goals are met, then a portion or all of the bonus may be received. In addition, the Committee set an absolute EBITDA threshold of $12.0 million before any executive bonuses could be paid. For 2008, the established targets were $300.0 million, $14.2 million and $163.0 million for backlog, EBITDA and revenue, respectively. As an additional component, for executives who managed company business units, the success of each business unit was a significant element (50%) of those executives’ bonus opportunities.

As each of Dr. Bersoff, Ms. Little, and Mr. Troendle interacts with all of our business units, the performance measures are intended to encourage them to attend to the entire business of the Company and make decisions for the benefit of the entire Company. Thus, a significant portion of the determination of whether the performance targets are met and relevant target bonuses paid hinges upon the overall Company’s financial goals relating to earnings, revenues, backlog, strategic goals relating to acquisitions and technology initiatives and operational goals relating to expense management and people development. The Committee evaluated these performance targets, in addition to the named executive’s individual performance objectives, in the determination of the 2008 bonus amounts. The Committee intends for the executives to create bonus programs for additional key employees that are aligned with compatible objectives.

The Company exceeded its absolute EBITDA threshold target set out at the beginning of the year. However, the Company did not achieve its original revenue or backlog target for the year. Therefore, the Committee agreed with management’s recommendation that neither Dr. Bersoff, Ms. Little, nor Mr. Troendle would receive a bonus for 2008 performance.

For 2009, the Committee has determined to decrease Dr. Bersoff’s target bonus to 50% of his base compensation, decrease Ms. Little’s target bonus to 40% of her base compensation, and to decrease Mr. Troendle’s target bonus to 40% of his base compensation. Since many of the factors relevant to determining bonuses are at the discretion of the Committee, the likelihood of named executives achieving their full bonus potential in future years cannot be predicted.

Long-Term Equity Incentive Compensation.  The Company’s equity incentive plan is designed to encourage participants to focus on long-term Company performance and provide an opportunity for executive officers and certain designated key employees to increase their stake in the Company through stock options and/or restricted stock grants or similar vehicles.

The plan is designed to:

•	enhance the link between the creation of stockholder value and long-term executive incentive compensation;
•	provide an opportunity for increased equity ownership by executives; and
•	maintain competitive levels of total compensation.

Equity awards vary among participants based on their positions within the Company, their individual contributions, the value added to the organization, and internal equity. In evaluating awards, we consider current value, expected value at grant and the ownership percentage associated with the award to draw comparison amongst the recipients and make market comparisons to similarly situated executives in peer group companies. Because these equity awards are generally intended to help motivate our executive officers to stay with the Company and continue to build stockholder value, the Committee generally does not consider an executive’s current stock or option holdings in making additional awards, except to the extent that the Committee determines that additional equity awards would further motivate the individual to remain with us for a longer period of time. Our primary focus is to retain executives in light of prevailing competitive conditions and to motivate executives in ways that support stockholder value.

In 2008, the Committee used restricted stock awards as its primary vehicle for equity incentive compensation for our named executive officers, and options as its primary vehicle for equity incentive compensation for other members of our management team. Specifically, the Committee decided upon an annual award of 30,000 restricted shares to each of Dr. Bersoff and Mr. Troendle, an annual award of 42,000 for Ms. Little, and 30,000 stock options each for two other members of its senior management team who are not named executive officers. The effective date of the annual awards was January 2, 2009. As a general matter, the Committee’s process is independent of material non-public information, including with respect to the determination of grant dates or the stock option exercise prices.

Options are awarded at the Over-The-Counter Bulletin Board’s closing price of the Company’s common stock on the date of the grant. The Committee has never granted options with an exercise price that is less than the closing price of the Company’s common stock on the grant date, nor has it granted options which are priced on a date other than the grant date.

Retirement and Other Benefits.

Our officers participate in the same employee benefit programs as other employees. These programs include tax-qualified retirement plans, health insurance, life insurance, disability insurance and short-term disability. We currently have two tax-qualified retirement plan, our 401(k) plan and our ATS Corporation 2007 Employee Stock Purchase Plan, which are both discussed below.

401(k) Savings Plan

Our senior executives participate in the Advanced Technology Systems, Inc. Retirement Plan, a tax-qualified profit-sharing plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “401(k) Plan”), originally established on April 1, 1985 prior to our acquisition of ATSI. Our 401(k) Plan is managed by T. Rowe Price Retirement Plan Services. Under the terms of this plan, eligible employees may elect to contribute up to 100% of their eligible compensation as salary deferral contributions to the plan, subject to statutory limits. We make matching contributions each pay period equal to 50% of an employee’s contributions up to the first 6% of the employee’s compensation. We do not make matching contributions for employee contributions in excess of 6% of the employee’s compensation. Effective January 1, 2008, we amended the 401(k) Plan to change the vesting schedule for non-safe harbor matching contributions from a six-year graded schedule to 100% immediate vesting.

Employee Stock Purchase Plan

Our senior executives are eligible to participate in the Company’s Employee Stock Purchase Plan (the “ESPP”), which became effective on October 1, 2008. Under the plan, there were initially 150,000 shares authorized, with a maximum allocation in any four-month period beginning February 1, June 1, and October 1 to be limited to 50,000 shares, plus an annual increase (and proportional four-month period maximum limitation increase) to be added on the first day of each of the Company’s fiscal years beginning in 2009, equal to the lesser of (1) 100,000 shares, (ii) 1% of the outstanding shares on such date, or (iii) a lesser amount determined by the Board of Directors. On February 11, 2009, our Board of Directors approved an increase of 100,000 shares to the ESPP.

The ESPP has three four month periods, commencing on each February 1, June 1, and October 1 (the “Offering Period”). Employees participating in the ESPP may purchase a share of Company stock at the close of an offering period at the lower of (i) 95% of the fair market value of a share on the last trading day of the Offering Period or (ii) 95% of the fair market value of a share on the first day of the offering period. An employee’s right to purchase stock under the ESPP may not accrue at a rate which exceeds $25,000 per calendar year of the fair market value of the Company’s common stock.

Perquisites

Our executive perquisites generally involve minimal expenses. The perquisites our individual executives receive consisted of business club and travel memberships. Our total incremental cost for perquisites for each executive officer was less than $10,000 in 2008. Our Audit Committee reviews our executive officer expenses on a quarterly basis.

Severance Benefits

We have entered into employment agreements with Dr. Bersoff, Ms. Little and Mr. Troendle that include severance benefits. We believe these agreements, which provide severance protection upon a change in control, serve to promote stability and continuity among senior executives. The terms of these agreements and information regarding applicable payments under such agreements are provided under “— Summary Compensation — Bersoff Employment Agreement,” “— Summary Compensation — Little Employment Agreement,” and “— Summary Compensation — Troendle Employment Agreement.”

Tax and Accounting Implications

In consultation with our legal and accounting advisors, we plan to evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of our program. Our analysis will include a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we will consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.

Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation in excess of $1.0 million in any taxable year paid to the named executive officers.

However, compensation in excess of $1.0 million is deductible if it meets the criteria for being “performance based” within the meaning of Section 162(m). Our stock option awards satisfy the conditions for being “performance based” under Section 162(m). Time-based restricted stock awards and bonuses paid under our 2008 annual bonus plan do not currently satisfy the Section 162(m) “performance based” conditions.

We generally endeavor to award compensation in a manner that satisfies the conditions for tax deductibility. However, we will not necessarily limit executive compensation to amounts deductible under Section 162(m), but rather intend to maintain the flexibility to structure our compensation programs so as to best promote our interests and the interests of our stockholders.

Summary Compensation Table

The following information is furnished, since the Company’s inception of operations, beginning on January 17, 2007, for all individuals serving as the principal executive officers in 2008. There are no other named executive officers of the Company who meet the definition of “executive officer” under applicable securities regulations.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Edward H. Bersoff Chief Executive Officer	2008	$350,000	$—	$197,876	$20,953	$568,829
	2007	267,500	—	102,789	19,639	389,928
Pamela A. Little Chief Financial Officer Beginning 6/1/07	2008	$300,000	—	$112,061	$12,291	$424,352
	2007	160,666	—	66,573	8,353	235,592
George Troendle Chief Operating Officer Beginning 8/11/08	2008	$118,182		$6,591	$4,705	$129,478
	2007	—	—	—	—	—

(1)	Mr. Troendle’s 2008 salary reflects that he began his employ with the Company on August 11, 2008, and Ms. Little’s 2007 salary reflects that she began her employ with the Company on June 1, 2007.
(2)	Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) in 2008. When shares become vested and are distributed from the trust in which they are held, the recipient will also receive an amount equal to accumulated cash and stock dividends (if any) paid with respect thereto, plus earnings thereon. Assumptions used to determine these values can be found in Note 15 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
(3)	Details of the amounts reported in the “All Other Compensation” column for 2008 are provided in the table below. The aggregate perquisite amount for each executive officer was less than $10,000.

	Dr. Bersoff		Ms. Little	Mr. Troendle
Employer Contributions to 401(k) Plan	$6,900		$6,900	$3,170
Health Insurance Premiums	10,899		4,659	1,240
Life Insurance and Disability Premiums	589		732	295
Perquisites	2,565	(a)	—	—

(a)	Dr. Bersoff’s perquisites consisted of business memberships.

Grants of Plan-Based Awards in 2008

There were no award grants made to the Company’s named executive officers in 2008.

Bersoff Employment Agreement.

General

We entered into an employment agreement with Dr. Bersoff on March 19, 2007, as amended on October 25, 2007 and as further amended on August 4, 2008 (the “Agreement”). The Agreement provides that Dr. Bersoff will serve as our Chairman of the Board of Directors, Chief Executive Officer and as our President (the “CEO Period”) for a period extending through December 31, 2009, unless a different time period is otherwise agreed upon by the Company and Dr. Bersoff. Thereafter, and upon hiring a new Chief Executive Officer, Dr. Bersoff will continue to serve as Chairman of our Board of Directors through December 31, 2011, a time period that may be extended by mutual agreement of the parties (the “Chairman Only Period”). Dr. Bersoff will receive a base salary of $300,000 per year, as adjusted from time to time with the approval of the Committee. The base salary will be reduced during the Chairman Only Period.

Incentive Compensation

In addition, the Agreement provides that Dr. Bersoff shall be entitled to performance-based incentive compensation during the CEO Period in an amount up to 65% of the Chief Executive Officer base compensation, as adjusted from time to time with the approval of the Committee. During 2008, the percentage was increased by the Committee to 75% and for the 2009 the percentage was lowered to 50%. Such incentive compensation payable for each year shall be contingent on and based on corporate and individual performance criteria agreed to between Dr. Bersoff and the Committee, and as thereafter modified from time to time. At or before the commencement of the Chairman Only Period, Dr. Bersoff and the Committee will agree on the extent, if any, to which Dr. Bersoff shall be entitled to incentive compensation during the Chairman Only Period.

Fringe Benefits

Dr. Bersoff is entitled to such fringe benefits as are generally made available by the Company to executive personnel, including, but not limited to, health insurance.

Termination

The Agreement provides for termination by the Company, with or without “cause,” as defined in the Agreement, at any time, upon 30 days’ written notice. Similarly, the Agreement provides for termination by Dr. Bersoff with or without “good reason,” as defined in the Agreement, at any time, upon 30 days’ notice. If the Company chooses to terminate Dr. Bersoff’s employment without cause or Dr. Bersoff terminates his employment for good reason, then Dr. Bersoff would be entitled to receive the following: (i) a severance benefit equal to Dr. Bersoff’s current base compensation for a period of 12 months if the termination takes place during the CEO Period or 18 months if the termination takes place during the Chairman Only Period; (ii) the cost of maintaining the level of health insurance then maintained by Dr. Bersoff and his family for 18 months following termination; and (iii) an amount equal to 50% of the incentive compensation targets, if any, applicable during the first calendar year ending during the severance period. All unvested restricted stock, stock options and any other equity-based compensation arrangements shall vest, and all stock options and other equity-based compensation arrangements that must be exercised shall be exercisable in accordance with the award agreements. In the event that either the Company terminates Dr. Bersoff for cause or Dr. Bersoff terminates his employment without good reason, then he would only receive the following: (i) any unpaid base compensation through the date of termination; and (ii) any unpaid incentive compensation earned but not yet paid through the date of termination. All unvested stock options and any other equity-based compensation arrangements shall be terminated and all vested stock options shall be exercisable in accordance with the award agreements.

Change in Control

All unvested restricted stock, stock options and any other equity-based compensation arrangements shall vest in full on the date of a “change in control,” as defined in the Agreement. If either the Company terminates Dr. Bersoff without cause or Dr. Bersoff terminates his employment for good reason within 12 months after a change in control, then Dr. Bersoff shall be entitled to the same severance package that he would receive if terminated without cause or for good reason (as discussed above), except that he would receive 100% of the incentive compensation targets (rather than 50%).

Little Employment Agreement.

General

We entered into an employment agreement with Ms. Little on February 3, 2008 (the “Agreement”). The Agreement provides that Ms. Little will serve in the position of Executive Vice President and Chief Financial Officer for an initial five-year term, and at the conclusion of such initial term shall renew automatically for successive one-year terms subject to the right of either party to terminate upon 30 days’ prior written notice to the other party. Ms. Little will receive a base salary of $300,000 per year, as adjusted from time to time with the approval of the Committee.

Incentive Compensation

In addition, Ms. Little shall be entitled to performance-based incentive compensation in an amount up to 60% of her base compensation, as adjusted from time to time with the approval of the Committee. For 2009, the percentage was lowered to 40% by the Committee. Such incentive compensation payable for each year shall be contingent on and based on corporate and individual performance criteria agreed to between Ms. Little and the Committee, and as thereafter modified from time to time.

Fringe Benefits

Ms. Little is entitled to such fringe benefits as are generally made available by the Company to executive personnel, including, but not limited to, health insurance.

Termination

The Agreement provides for termination by the Company, with or without “cause,” as defined in the Agreement, at any time, upon 30 days’ written notice. Similarly, the Agreement provides for termination by Ms. Little with or without “good reason,” as defined in the Agreement, at any time, upon 30 days’ notice. If the Company chooses to terminate Ms. Little’s employment without cause or Ms. Little terminates her employment for good reason, then Ms. Little would be entitled to receive the following: (i) a severance benefit equal to her current base compensation for a period of 12 months if the termination takes place during the first three years of her initial term, or a severance benefit equal to her current base compensation for a period of nine months if the termination takes place after the first three years of the initial term; and (ii) an amount equal to 50% of the incentive compensation targets, if any, applicable during the first calendar year ending during the severance period. All unvested restricted stock, stock options and any other equity-based compensation arrangements shall vest, and all stock options and other equity-based compensation arrangements that must be exercised shall be exercisable in accordance with the award agreements. In the event that either the Company terminates Ms. Little for cause or Ms. Little terminates her employment without good reason, then she would only receive the following: (i) any unpaid base compensation through the date of termination; and (ii) any unpaid incentive compensation earned but not yet paid through the date of termination. All unvested stock options and any other equity-based compensation arrangements shall be terminated and all vested stock options shall be exercisable in accordance with the award agreements.

Change in Control

All unvested restricted stock, stock options and any other equity-based compensation arrangements shall vest in full on the date of a “change in control,” as defined in the Agreement. If either the Company terminates Ms. Little without cause or Ms. Little terminates her employment for good reason within 12 months after a change in control, then Ms. Little shall be entitled to the same severance package that she would receive if terminated without cause or for good reason (as discussed above), except that she would receive 100% of the incentive compensation targets (rather than 50%).

Troendle Employment Agreement.

General

We entered into an employment agreement with Mr. Troendle on August 7, 2008, effective August 11, 2008 (the “Agreement”). The Agreement provides that Mr. Troendle will serve in the position of Executive Vice President and Chief Operating Officer for an initial term through December 31, 2010, and at the conclusion of such initial term shall renew automatically for successive one-year terms subject to the right of either party to terminate upon 30 days’ prior written notice to the other party. Mr. Troendle will receive a base salary of $300,000 per year, as adjusted from time to time with the approval of the Committee.

Incentive Compensation

In addition, Mr. Troendle shall be entitled to performance-based incentive compensation in an amount up to 60% of his base compensation, as adjusted from time to time with the approval of the Committee. For 2009, the percentage was lowered to 40% by the Committee. Such incentive compensation payable for each year shall be contingent on and based on corporate and individual performance criteria agreed to between Mr. Troendle and the Committee, and as thereafter modified from time to time.

Fringe Benefits

Mr. Troendle is entitled to such fringe benefits as are generally made available by the Company to executive personnel, including, but not limited to, health insurance.

Termination

The Agreement provides for termination by the Company, with or without “cause,” as defined in the Agreement, at any time, upon 30 days’ written notice. Similarly, the Agreement provides for termination by Mr. Troendle with or without “good reason,” as defined in the Agreement, at any time, upon 30 days’ notice. If the Company chooses to terminate Mr. Troendle’s employment without cause or Mr. Troendle terminates his employment for good reason, then Mr. Troendle would be entitled to receive the following: (i) a severance benefit equal to his current base compensation for a period of 12 months if the termination takes place during the initial term, or a severance benefit equal to his current base compensation for a period of nine months if the termination takes place after the initial term; and (ii) an amount equal to 50% of the incentive compensation targets, if any, applicable during the first calendar year ending during the severance period. All unvested restricted stock, stock options and any other equity-based compensation arrangements shall vest, and all stock options and other equity-based compensation arrangements that must be exercised shall be exercisable in accordance with the award agreements. In the event that either the Company terminates Mr. Troendle for cause or Mr. Troendle terminates his employment without good reason, then he would only receive the following: (i) any unpaid base compensation through the date of termination; and (ii) any unpaid incentive compensation earned but not yet paid through the date of termination. All unvested stock options and any other equity-based compensation arrangements shall be terminated and all vested stock options shall be exercisable in accordance with the award agreements.

Change in Control

All unvested restricted stock, stock options and any other equity-based compensation arrangements shall vest in full on the date of a “change in control,” as defined in the Agreement. If either the Company terminates Mr. Troendle without cause or Mr. Troendle terminates his employment for good reason within 12 months after a change in control, then Mr. Troendle shall be entitled to the same severance package that he would receive if terminated without cause or for good reason (as discussed above), except that he would receive 100% of the incentive compensation targets (rather than 50%).

Restricted Stock Award Agreements.

We did not enter into any restricted stock award agreements with any of our named executive officers during fiscal year 2008.

Effective January 2, 2009, we entered into a restricted stock award agreement with each of Dr. Bersoff, Ms. Little, and Mr. Troendle. Under these agreements, pursuant to our 2006 Omnibus Incentive Compensation Plan, we granted 30,000 restricted shares of common stock to each of Dr. Bersoff and Mr. Troendle and 42,000 restricted shares of common stock to Ms. Little. These grants of restricted stock will vest equally over a period of three years beginning on January 2, 2010, subject to acceleration following a change in control. Dr. Bersoff, Ms. Little, and Mr. Troendle generally will have all the rights and privileges of a stockholder with respect to the restricted stock, including the right to receive dividends and to vote.

Equity Compensation Plan Information

Outstanding Equity Awards

The following table provides information concerning stock awards that have not vested for each named executive officer outstanding as of December 31, 2008, and does not take into account the restricted stock grants that were granted in 2009 (as such grants were not made as of the most recently completed fiscal year).

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Dr. Edward H. Bersoff	90,000	(2)	$94,500
	40,000	(3)	42,000
Pamela A. Little	37,500	(4)	39,375
	40,000	(3)	42,000
George Troendle	15,912	(5)	16,708
	10,434	(6)	10,956

(1)	Based upon the Company’s closing stock price of $1.05 on December 31, 2008.
(2)	Stock awards granted pursuant to the ATS Corporation 2006 Omnibus Incentive Compensation Plan vesting in five equal annual installments commencing on December 31, 2007.
(3)	Stock awards granted pursuant to the ATS Corporation 2006 Omnibus Incentive Compensation Plan vesting in three equal annual installments commencing on December 17, 2008.
(4)	Stock awards granted pursuant to the ATS Corporation 2006 Omnibus Incentive Compensation Plan, with 10,000 vested immediately on the May 4, 2007 grant date and the remaining 50,000 shares vesting in four equal annual installments commencing on May 4, 2008.
(5)	Stock awards granted to Mr. Troendle while he was a member of our Board of Directors and prior to his appointment as Chief Operating Officer, pursuant to the ATS Corporation 2006 Omnibus Incentive Compensation Plan vesting in five equal annual installments commencing on June 18, 2008.
(6)	Stock awards granted to Mr. Troendle while he was a member of our Board of Directors and prior to his appointment as Chief Operating Officer, pursuant to the ATS Corporation 2006 Omnibus Incentive Compensation Plan vesting in five equal annual installments commencing on May 7, 2009.

Stock Vested in Fiscal Year 2008

The following table provides information concerning the vesting of stock awards for each named executive officer, on an aggregate basis, during 2008. There were no stock option exercises by our named executive officers during 2008.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Dr. Edward H. Bersoff	50,000		$52,500
Pamela A. Little	32,500		34,125
George Troendle	3,978	(1)	4,177

(1)	The vested shares for Mr. Troendle were related to stock awards granted to Mr. Troendle while he was a member of our Board of Directors and prior to his appointment as our Executive Vice President and Chief Operating Officer.

Potential Payments upon Termination or Change in Control

We entered into employment agreements with Dr. Bersoff on March 19, 2007, as amended on October 25, 2007 and August 4, 2008, with Ms. Little on February 3, 2008, and Mr. Troendle on August 7, 2008, as discussed above under “— Summary Compensation — Bersoff Employment Agreement,” “— Summary Compensation — Little Employment Agreement,” and “— Summary Compensation — Troendle Employment Agreement.”

Director Compensation

All non-employee directors are entitled to reimbursement of expenses for attending each meeting of the Board and each committee meeting.

The following table provides the compensation received by individuals who served as non-employee directors of the Company during the 2008 fiscal year. There have been no option awards issued, nor any change in pension value and nonqualified deferred compensation earnings to report in relation to the non-employee directors of the Company.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Joel R. Jacks	$28,000	$3,091	$4,760	$35,851
Ginger Lew	28,000	16,987	971	45,958
Joseph A. Saponaro	34,000	26,251	—	60,251
Peter M. Schulte	27,000	3,091	5,456	35,547
Edward J. Smith	35,000	26,251	2,568	63,819
Jack Tomarchio*	16,875	4,641	394	21,910
George Troendle(3)	27,000	10,397	—	37,397

*	Mr. Tomarchio was appointed to the Board of Directors on August 18, 2008 and, as such, his compensation for the year ended December 31, 2008 has been pro rated to reflect actual time served.
(1)	Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) in 2008. Assumptions used to determine these values can be found in Note 15 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
(2)	Consists of travel expenses.
(3)	Mr. Troendle served on our Board of Directors until his appointment as our Executive Vice President and Chief Operating Officer, effective August 11, 2008.

Board and Committee Fees.  Our non-employee directors each received annual retainers of $24,000, payable annually in the second quarter of our fiscal year, covering up to four regular Board meetings, one annual meeting and a reasonable number of special Board meetings. Additional retainers, if any, for additional meetings will be determined by the Board of Directors or the Compensation Committee. The chair of the Audit Committee receives $8,000 annually, and each other Audit Committee member receives $4,000 annually, payable in the second quarter of our fiscal year, as compensation for services as Audit Committee chair and committee member, respectively. The chair of the Compensation Committee receives $6,000 annually, and each other Compensation Committee member receives $3,000 annually, payable in the second quarter of our fiscal year, as compensation for services as Compensation Committee chair and committee member, respectively. The $6,000 Compensation Committee chair retainer may be adjusted when a separate Nominating and Corporate Governance Committee is established. No adjustment in Board and committee fees has been made or is anticipated to be made for the 2009 fiscal year.

Our directors have the option to receive their board and committee fees in the form of cash, or shares of Company stock.

Restricted Stock Grants.  Non-employee members of the Board, upon first being elected to the Board, receive an initial grant of restricted shares of common stock with a fair market value equal to three times the annual cash retainer amount, or $72,000. These initial grants of restricted stock vest equally over a period of five years, subject to acceleration upon events such as a change of control. Accordingly, upon joining the Board on August 18, 2008, Mr. Tomarchio received an initial joining award of restricted stock with a value of $72,000. On May 7, 2008, and commencing with their second year of service, non-employee directors received annual grants of restricted stock with a fair market value equal to the annual cash retainer amount or $24,000. Thus, based on a stock price of $2.30 on May 7, 2008, each director received a grant of 10,434 shares that vest equally over a period of five years.

Board members are encouraged to own an amount of shares equal to three times their annual board compensation and may elect to convert their annual cash compensation into our common stock at the fair market value of our common stock on the payment date.

Our policies for the compensation of directors are reviewed annually by our Compensation Committee, and any changes in those policies will be approved by the entire Board.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this proxy statement and was appropriate for incorporation by reference into the annual report on Form 10-K for the fiscal year ended December 31, 2008 to be filed with the Securities and Exchange Commission. See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors of ATS Corporation

Joseph A. Saponaro, Chair
Edward J. Smith
Peter M. Schulte
Jack Tomarchio

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon our review of copies of the reports we received and written representations provided to us from the individuals required to file the reports, we believe that each of our executive officers and directors has complied with applicable reporting requirements for transactions in our common stock during the year ended December 31, 2008, with the exception of one late filing, filed one day late, by George Troendle regarding a purchase. In addition, the following reporting entities or individuals filed a late report to disclose various transactions: Osmium Special Situations Fund, Ltd. filed six late Forms 4 related to 90 transactions; LC Capital Master Fund Ltd. filed one late Form 4 related to three purchase transactions; Morgan Stanley filed one late Form 4 regarding one transaction and Michael Vaughn filed one late Form 4 regarding four transactions.

STOCKHOLDERS’ PROPOSALS FOR THE 2010 ANNUAL MEETING

The Company’s bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary no earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting. Thus, any stockholder who intends to present a proposal at the 2010 annual meeting and who wishes to have the proposal included in our proxy statement and form of proxy for that meeting must deliver the proposal to us at our executive offices not earlier than the close of business on January 5, 2010 and not later than the close of business on February 4, 2010, or if next year’s annual meeting is held on a date more than 30 calendar days before May 5, 2010 or more than 60 days after May 5, 2010, such notice must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting, provided further, that if, in such event the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 10th day following the public announcement. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission. A copy of the bylaws may be obtained from the Company.

SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

We will pay all expenses in connection with the solicitation of the enclosed proxy. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by Internet, in writing or in person, without receiving any extra compensation for such activities. We also will reimburse brokers and nominees who hold shares in their names for their expenses incurred to furnish proxy materials to the beneficial owners of such shares.

Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

ATS CORPORATION

/s/ Pamela A. Little

Pamela A. Little
Corporate Secretary

APPENDIX A

ATS CORPORATION

2006 OMNIBUS INCENTIVE COMPENSATION PLAN

(AS PROPOSED TO BE AMENDED MAY 5, 2009)

Section 1. Purpose.  The purpose of this ATS Corporation 2006 Omnibus Incentive Compensation Plan is to promote the interests of ATS Corporation, and its stockholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company and its Affiliates and (b) enabling such individuals to participate in the long-term growth and financial success of the Company.

Section 2. Definitions.  As used in the Plan, the following terms shall have the meanings set below:

“Affiliate” means any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” means any award that is permitted under Section 6 and granted under the Plan.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.

“Board” means the Board of Directors of the Company.

“Cash Incentive Award” shall have the meaning specified in Section 6(g).

“Change of Control” shall (a) have the meaning set forth in an Award Agreement or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:

(i) the dissolution or liquidation of the Company,

(ii) a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, or a sale of all or substantially all the assets of the Company to another person, or

(iii) a reverse merger in which the Company is the surviving corporation but (a) the shares of the Company’s stock outstanding immediately preceding the merger are converted by virtue of the merger into other property or (b) the voting securities of the Company outstanding immediately prior to such event represent less than fifty percent (50%) of the total voting power represented by the voting securities of the Company surviving such event (a “Terminating Event”) (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Committee” means the compensation committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.

“Company” means ATS Corporation, a corporation organized under the laws of Delaware, together with any successor thereto.

“Disability” means generally the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more. A determination that a Participant is disabled shall be made by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances except as otherwise may be required by Section 409A, in which case, “Disability” shall be defined as set forth in Section 409A.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

“Exercise Price” means (a) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.

“Fair Market Value” means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to the Shares, as of any date, (i) the mean between the high and low sales prices of the Shares (A) as reported by the NASDAQ for such date or (B) if the Shares are listed on a national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee and in compliance with applicable statutory and regulatory guidelines.

“Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6 of the Plan and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

“Independent Director” means a member of the Board who is neither (a) an employee of the Company nor (b) an employee of any Affiliate, and who, at the time of acting, is a “NonEmployee Director” under Rule 16b-3.

“IRS” means the Internal Revenue Service or any successor thereto and includes the staff thereof.

“Misconduct” means any activity by a Participant that is determined by the Committee in its sole and absolute discretion to adversely affect the business or affairs of the Company or any Affiliate in a material manner, including but not limited to the following situations:

(a) any act of embezzlement, fraud, or dishonesty by a Participant;

(b) nonpayment of any obligation owed to the Company or any Affiliate;

(c) breach of a fiduciary duty to the Company or any Affiliate;

(d) deliberate disregard of Company rules or the rules of any Affiliate resulting in loss, damage, or injury to the Company or any Affiliate;

(e) unauthorized disclosure or use of any Company or any Affiliate trade secret, proprietary data, or confidential information;

(f) engagement in any unfair competition with the Company or any Affiliate;

(g) the breach of a non-competition agreement;

(h) inducement of any customer of the Company or Affiliate to breach a contract with the Company or any Affiliate;

(i) inducement of any principal for whom the Company or any Affiliate acts as agent to terminate such agency relationship; and

(j) gross Misconduct or criminal activity harmful to the Company or an Affiliate.

“Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6 of the Plan and (b) is not an Incentive Stock Option.

“NASDAQ” means the NASDAQ Capital Market, or other NASDAQ exchange for which the Company qualifies.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

“Participant” means any director, officer, or employee of the Company or its Affiliates who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c).

“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(e) of the Plan.

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

“Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

“Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

“Performance Unit” means an Award under Section 6(f) of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

“Plan” means this ATS Corporation 2006 Omnibus Incentive Compensation Plan, as in effect from time to time.

“Restricted Share” means a Share delivered under the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

“RSU” means a restricted stock unit Award that is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SAR” means a stock appreciation right Award that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Section 409A” means Section 409A of the Code and any regulations, rulings, notices and guidance issued, thereunder.

“Share” or “Shares” means shares of Class A Common Stock of the Company, $0.0001 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(b).

“Subsidiary” means any entity in which the Company, directly or indirectly, possesses fifty percent (50%) or more of the total combined voting power of all classes of its stock.

“Substitute Awards” shall have the meaning specified in Section 4(c).

“Substituted Options” shall have the meaning specified in Section 6(c)(v).

“Substitution SARs” shall have the meaning specified in Section 6(c)(v).

Section 3. Administration. (a) Composition of Committee.  The Plan shall be administered by the Committee, which shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as “outside directors” under Section 162(m) of the Code and (ii) meet the independence requirements of the NASDAQ; provided, however, that, prior to the date of the consummation of the initial public offering of Shares, the Committee shall be composed of one or more members of the Board, as determined by the Board.

(b) Authority of Committee.  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, but not limited to, the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (x) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Committee Decisions.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

(d) Indemnification.  No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the

Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Restated Certificate of Incorporation or Restated Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Certificate of Incorporation or Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e) Delegation of Authority to Senior Officers.  The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more senior officers of the Company the authority to make grants of Awards to officers (other than executive officers), employees and consultants of the Company and its Affiliates (including any prospective officer, employee or consultant).

(f) Awards to Independent Directors.  Notwithstanding anything to the contrary contained herein, the Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Independent Directors and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

Section 4. Shares Available for Awards. (a) Shares Available.  Subject to adjustment as provided in Section 4(b), (i) the aggregate number of Shares that may be issued or transferred pursuant to Awards granted under the Plan shall be 2,000,000, of which the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 1,000,000 and (ii) the maximum number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company shall be 400,000. If, after the effective date of the Plan, any Award granted under the Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or canceled Award shall again become available to be delivered pursuant to Awards under the Plan. If Shares issued upon exercise, vesting or settlement of an Award, or Shares owned by a Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months), are surrendered or tendered to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall again become available to be delivered pursuant to Awards under the Plan; provided, however, that in no event shall such Shares increase the number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan.

(b) Adjustments for Changes in Capitalization and Similar Events.  In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee shall, (i) in such manner as it may deem equitable or desirable, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan, as provided in Section 4(a) and (2) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price with respect to any Award or (ii) if deemed appropriate or desirable, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR may be canceled and terminated without any payment or consideration therefor).

(c) Substitute Awards.  Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates through a merger or acquisition shall not be counted against the aggregate number of Shares available for Awards under the Plan; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates through a merger or acquisition shall be counted against the aggregate number of Shares available for Incentive Stock Options under the Plan.

(d) Sources of Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

Section 5. Eligibility.  Any director, officer, or employee of the Company or any of its Affiliates shall be eligible to be designated a Participant.

Section 6. Awards. (a) Types of Awards.  Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Units, (vi) Cash Incentive Awards, and (vii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.

(b) Options. (i) Grant.  Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, whether the Option will be an Incentive Stock Option or a Nonqualified Stock Option and the conditions and limitations applicable to the vesting and exercise of the Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan, provided that such Option (or portion thereof) otherwise complies with the requirements of the Plan relating to Nonqualified Stock Options. The Award Agreements relating to Incentive Stock Options shall restrict the amount of Incentive Stock Options that may be exercisable in any calendar year (under this Plan and any other plan of the Company or a Subsidiary granting incentive stock options) so that the aggregate Fair Market Value (determined at the time the Incentive Stock Option or other incentive stock option is granted) of the Shares with respect to which the Incentive Stock Options are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

(ii) Exercise Price.  The Exercise Price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted). Options are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. Notwithstanding any other provision of the Plan to the contrary, the Exercise Price of each Share covered by an Incentive Stock Option granted to any Participant who at the time of grant owns (within the meaning of Section 424(d) of the Code) more than ten percent of the combined voting power of all classes of stock of the Company or a Subsidiary shall not be less than 110% of the Fair Market Value of such Share.

(iii) Vesting and Exercise.  Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise. Except as otherwise specified by the Committee in the Award Agreement, Options shall become vested and exercisable with respect to one-fourth of the Shares subject to such Options on each of the first four anniversaries of the date of grant. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in Section 4(c), in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

(iv) Payment.  (A) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole and plenary discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for at least six months) or (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld, if applicable.

(B) Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(v) Buyout.  The Committee may, in its sole and plenary discretion, at any time buy out for a payment in cash or the delivery of Shares or other property (including another Award), an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the holder of the Option at the time that such offer is made. If the Committee so determines, the consent of the affected Participant shall not be required to effect such buyout.

(c) SARs. (i) Grant.  Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom SARs shall be granted, the number of Shares to be covered by each SAR, the Exercise Price thereof and the conditions and limitations applicable to the exercise thereof. SARs may be granted in tandem with another Award, in addition to another Award or freestanding and unrelated to another Award. SARs granted in tandem with, or in addition to, an Award may be granted either at the same time as the Award or at a later time.

(ii) Exercise Price.  The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted). SARs are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(iii) Exercise.  A SAR shall entitle the Participant to receive an amount equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.

(iv) Other Terms and Conditions.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate or desirable.

(v) Substitution SARs.  Only in the event the Company is not accounting for equity compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, the Committee shall have the ability to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in Shares (or SARs settled in Shares or cash in the Committee’s discretion) (“Substitution SARs”) for outstanding Nonqualified Stock Options (“Substituted Options”); provided that (A) the substitution shall not otherwise result in a modification of the terms of any Substituted Option, (B) the number of Shares underlying the Substitution SARs shall be the same as the number of Shares underlying the Substituted Options and (C) the Exercise Price of the Substitution SARs shall be equal to the Exercise Price of the Substituted Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

(d) Restricted Shares and RSUs. (i) Grant.  Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Restricted Shares and RSUs shall be granted, the number of Restricted Shares and RSUs to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and the other terms and conditions of such Awards.

(ii) Transfer Restrictions.  Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may in its discretion determine that Restricted Shares and RSUs may be transferred by the Participant. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company or such other custodian as may be designated by the Committee or the Company, and shall be held by the Company or other custodian, as applicable, until such time as the restrictions applicable to such Restricted Shares lapse. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company or other custodian, as applicable, shall deliver such certificates to the Participant or the Participant’s legal representative.

(iii) Payment/Lapse of Restrictions.  Each RSU shall have a value equal to the Fair Market Value of a Share. RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. If a Restricted Share or an RSU is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for the restrictions applicable thereto to lapse.

(e) Performance Compensation Awards. (i) General.  The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than Options and SARs) as a Performance Compensation Award in order to qualify such Award as “qualified performance-based compensation” under Section 162(m) of the Code. Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6(e).

(ii) Eligibility.  The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(e). Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(iii) Discretion of Committee With Respect to Performance Compensation Awards.  With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and the Performance Formula. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(iv) Performance Criteria.  Notwithstanding the foregoing, the Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following: (A) net income before or after taxes, (B) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (C) operating income, (D) earnings per share, (E) return on shareholders’ equity, (F) return on investment, (G) return on assets, (H) level or amount of acquisitions, (I) share price, (J) profitability/profit margins, (K) market share, (L) revenues or sales (based on units and/or dollars), (M) costs, (N) cash flow, (O) working capital and (P) completion of production or stages of production within specified time and/or budget parameters. Such performance criteria may be applied on an absolute basis and/or be relative to one or more peer companies of the Company or indices or any combination thereof. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(v) Modification of Performance Goals.  The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole and plenary discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

(vi) Payment of Performance Compensation Awards. (A) Condition to Receipt of Payment.  A Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated after the beginning of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period.

(B) Limitation.  A Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goal(s) for such period are achieved and certified by the Committee in accordance with Section 6(e)(vi)(C) and (2) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

(C) Certification.  Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(e)(vi)(D).

(D) Negative Discretion.  In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if the applicable Performance Goal(s) has been attained.

(E) Timing of Award Payments.  The Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by Section 6(e)(vi)(C), unless the Committee shall determine that any Performance Compensation Award shall be deferred.

(F) Discretion.  In no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goal(s) for such Performance Period has not been attained, (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m)) or (3) increase a Performance Compensation Award above the maximum amount payable under Sections 4(a) or 6(g) of the Plan.

(f) Performance Units. (i) Grant.  Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted.

(ii) Value of Performance Units.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set the Performance Goal(s) in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number and/or value of Performance Units that will be paid out to the Participant.

(iii) Earning of Performance Units.  Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goal(s) has been achieved.

(iv) Form and Timing of Payment of Performance Units.  Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that has an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. If a Performance Unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

(g) Cash Incentive Awards.  Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to grant Cash Incentive Awards. The Committee shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of the Performance Goal(s). No Cash Incentive Award under the Plan shall exceed $500,000 during any Performance Period. If a Cash Incentive Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

(h) Other Stock-Based Awards.  Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, fully-vested Shares) in such amounts and subject to such terms and conditions as the Committee shall determine, provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.

(i) Dividend Equivalents.  In the sole and plenary discretion of the Committee, an Award, other than an Option or SAR or a Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional Shares, Restricted Shares or other Awards.

Section 7. Expiration of Awards. (a) In General.  Except as otherwise set forth in the applicable Award Agreement and in the event the Participant’s employment with the Company or one of its Affiliates is terminated for Misconduct or Disability, each Option or SAR shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option or SAR is granted and (B) 90 days after the date the Participant who is holding the Option or SAR ceases to be a director, officer, or employee of the Company or one of its Affiliates. In no event may an Option or SAR be exercisable after the tenth anniversary of the date the Option or SAR is granted. Notwithstanding any other provision of the Plan to the contrary, an Incentive Stock Option granted to any Participant who at the time of grant owns (within the meaning of Section 424(d) of the Code) more than ten percent of the combined voting power of all classes of stock of the Company or a Subsidiary shall not be exercisable after the fifth anniversary of the date the Incentive Stock Option is granted.

(b) Termination of Employment Due to Misconduct.  If a Participant’s employment with the Company or an Affiliate is terminated for Misconduct or if a Participant engages in Misconduct after the termination date, any Award held by such Participant shall expire upon the Company dispatching notice or advice to the Participant either that the Participant has been terminated due to Misconduct or the Participant has engaged in Misconduct after the termination date. Subject to the laws of the relevant jurisdiction, the Committee shall be the sole judge of whether the Participant’s employment is terminated for Misconduct or the Participant engages in Misconduct. If an allegation of Misconduct by a Participant is made to the Committee, the Committee, in its discretion, may suspend the vesting or the Participant’s ability to exercise his or her Award or SAR for up to two (2) months to permit the investigation of such allegation.

(c) Termination of Employment Due to Disability.  If a Participant’s employment with the Company or an Affiliate is terminated due to Disability, then the Participant may exercise his or her Award or SAR for a period of twelve (12) months after the termination date, or such shorter or longer time period as may be determined by the Board, only to the extent that such Award or SAR is vested on the termination date.

Section 8. Amendment and Termination. (a) Amendments to the Plan.  Subject to any government regulation, to any requirement that must be satisfied if the Plan is intended to be a shareholder approved plan for purposes of Section 162(m) of the Code and to the rules of the NASDAQ or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company except that stockholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan or increase the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan; provided, however, that any adjustment under Section 4(b) shall not be increases for purposes of this Section 8(a) or (ii) change the class of employees or other individuals eligible to participate in the Plan. No modification, amendment or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement. Specifically, and in addition to the foregoing, the Plan may be amended, to the extent necessary, to comply with Section 409A.

(b) Amendments to Awards.  The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofore granted, prospectively or retroactively; provided, however, that, except as set forth in Section 6(e)(vi)(D), unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the impaired Participant, holder or beneficiary.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event and (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR may be canceled and terminated without any payment or consideration therefor).

Section 9. Change of Control.  Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control after the date of the adoption of the Plan, unless provision is made in connection with the Change of Control for (a) assumption of Awards previously granted or (b) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable, (i) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control, (ii) all Performance Units and Cash Incentive Awards shall be paid out as if the date of the Change of Control were the last day of the applicable Performance Period and “target” performance levels had been attained and (iii) all other outstanding Awards (i.e., other than Options, SARs, Performance Units and Cash Incentive Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control.

Section 10. General Provisions. (a) Nontransferability.  Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

(b) No Rights to Awards.  No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

(c) Share Certificates.  All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the NASDAQ or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d) Withholding.

(i) Authority to Withhold.  A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.

(ii) Alternative Ways to Satisfy Withholding Liability.  Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months) having a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on any other Awards (in the case of SARs and other Awards, if such SARs and other Awards are settled in Shares), a number of Shares having a Fair Market Value equal to such withholding liability.

(e) Award Agreements.  Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(f) No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares and other types of equity-based awards (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(g) No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(h) No Rights as Stockholder.  No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares. Except as otherwise provided in Section 4(b), 8(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

(i) Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(j) Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(k) Other Laws.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.

(l) No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(m) No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(n) Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision.  No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

(o) Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.  If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

(p) Compliance with Section 409A.

(a) To the extent applicable, it is intended that the Plan and any Awards granted hereunder comply with the provisions of Section 409A. The Plan and any Awards granted hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause the Plan or any Award granted made hereunder to fail to satisfy Section 409A shall have no force and effect unless and until amended to comply with Section 409A (which amendment may be retroactive to the extent permitted by Section 409A and may be made by the Company without the consent of Participants).

(b) In order to determine for purposes of Section 409A whether a Participant is in the service of a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the Shares that are or have been purchased by or awarded under the Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A:

(i) In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining the Company’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2) and (3) of the Code; and

(ii) In applying Treas. Reg. Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Section 414(c) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treas. Reg. Section 1.414(c)-2.

(q) Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 11. Term of the Plan. (a) Effective Date.  The Plan shall be effective as of the date of its adoption by the Board; provided, however, that no Incentive Stock Options may be granted under the Plan unless it is approved by the Company’s stockholders within twelve (12) months before or after the date the Plan is adopted.

(b) Expiration Date.  No Award shall be granted under the Plan after the tenth anniversary of the date the Plan is approved under Section 11(a). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, nevertheless continue thereafter.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ATS Corporation

7925 Jones Branch Drive
McLean, Virginia 22102

The undersigned appoints Edward J. Smith, Peter Schulte, Joseph Saponaro, and Joel R. Jacks, or either of them as proxies, with the power to appoint their substitute, and authorizes them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of ATS Corporation held of record by the undersigned at the close of business on March 16, 2009 at the Annual Meeting of Stockholders of ATS Corporation to be held on May 5, 2009 or at any adjournment thereof.

The votes entitled to be cast by the undersigned will be cast as instructed below. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the nominees for director and "FOR" proposals 2 and 3. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournments or postponements thereof.

(Continued, and to be marked, dated and signed, on the other side)

ATS Corporation

VOTE BY INTERNET OR TELEPHONE
QUICK ★★★ EASY ★★★ IMMEDIATE

As a stockholder of ATS Corporation you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on May 4, 2009.

Vote Your Proxy on the Internet:		***Vote Your Proxy by Phone:***		***Vote Your Proxy by mail:***
Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	**OR**	**Call 1 (866) 894-0537** Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	**OR**	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

Please mark your votes like this **X**

1. To elect three directors for terms expiring in 2012.
   NOMINEES:
   (01) Edward H. Bersoff
   (02) Ginger Lew
   (03) Jack Tomarchio

FOR all Nominees	WITHHOLD AUTHORITY for all Nominees	FOR all Nominees except (see instructions below)
☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR all except" and write the name of such individual for whom you wish your vote to be withheld below:

____

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________________ **Signature** ______________________ **Date** ____________, **2009.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.